UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

SAVARA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2018

Dear Fellow Stockholder,

I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Savara Inc., which will be held on June 4, 2018 at 9:00 a.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746.

Last year was transformative for Savara. The events of 2017 included the merger with Mast Therapeutics, Inc., which resulted in Savara becoming a public company, and two successful follow-on public offerings. These events had a significant impact on our company as reflected in the proxy statement included with this letter.

As outlined in the notice of the meeting and proxy statement, the following four items are on the agenda for the annual meeting:

(1.)	The election of seven directors to our board of directors. Each of our current directors is standing for re-election to our board. We believe that the current board is well qualified, and its re-election will help ensure organizational sustainability and effectiveness. Our board of directors unanimously recommends a vote “FOR” the election of each of the nominees set forth in the proxy.

(2.)	The approval of an amendment to our Certificate of Incorporation that will decrease the number of common shares we are authorized to issue from 500,000,000 to 200,000,000. Our board of directors has unanimously approved the amendment, subject to stockholder approval, because we believe that it will allow us to reduce our Delaware franchise tax liability while still allowing us to maintain an adequate reserve of shares for future issuances. Our board of directors unanimously recommends a vote “FOR” this proposal.

(3.)	The approval of the amendment and restatement of our 2015 Omnibus Incentive Plan (the “2015 Plan”) to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan. Our board of directors has unanimously approved the amendment, subject to stockholder approval, because the number of shares remaining available for issuance under the 2015 Plan is very minimal and not adequate to allow us to attract and retain the services of employees and non-employee directors and to motivate participants to achieve long-term objectives that we believe will benefit our stockholders. Our board of directors unanimously recommends a vote “FOR” this proposal.

(4.)	The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. PricewaterhouseCoopers LLP served in that capacity for the year ended December 31, 2017, and the audit committee of our board of directors has approved the appointment for the year ended December 31, 2018. Our board of directors unanimously recommends a vote “FOR” this proposal.

For more information, please review the full description of each of the above proposals included in the proxy statement. In addition to the formal business to be transacted at the meeting, management will be available to respond to appropriate questions from stockholders.

Whether or not you plan to attend the annual meeting in person, I encourage you to follow the instructions in the enclosed materials to submit your vote in order to ensure your shares are represented at the meeting.

Thank you for your continued interest in Savara.

Sincerely,
/s/ Rob Neville
Rob Neville
Chief Executive Officer

SAVARA INC.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2018

The 2018 Annual Meeting of Stockholders of Savara Inc. will be held on June 4, 2018 at 9:00 a.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746. The meeting is being held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 500,000,000 to 200,000,000;

3. To approve the amendment and restatement of our 2015 Omnibus Incentive Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan;

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 5, 2018 will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our corporate offices located at 6836 Bee Cave Road, Building III, Suite 200, Austin, Texas 78746 for ten days prior to the meeting, and will also be available for inspection at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, and no matter how many shares you own, please vote as promptly as possible. This will help to ensure the presence of a quorum at the meeting and save us additional proxy solicitation costs.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Rob Neville

Rob Neville
Chief Executive Officer

Austin, Texas

April 23, 2018

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on June 4, 2018. This notice of meeting, the proxy statement for the meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

-i-

SAVARA INC.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(512) 961-1891

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2018

GENERAL INFORMATION ABOUT THE MEETING

Savara Inc., a Delaware corporation (“Savara,” “we,” ‘us,” “our,” or “our company”), is making proxy materials, including this proxy statement, available to our stockholders via the Internet in connection with the solicitation of proxies by our board of directors for use at our 2018 Annual Meeting of Stockholders to be held on June 4, 2018 at 9:00 a.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746 (the “Annual Meeting”), and at any adjournment or postponement thereof.

This proxy statement, the attached notice of the Annual Meeting, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are collectively referred to as the “proxy materials.” The proxy materials are first being made available to our stockholders on or about April 23, 2018.

Notice of Internet Availability of Proxy Materials

All stockholders have the ability to access the proxy materials on the website referred to in the attached notice of the Annual Meeting. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of mailing printed copies of the proxy materials, unless you have previously elected to receive printed materials. The Notice provides instructions on how to access the proxy materials via the Internet and how to request a printed set of the proxy materials at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Purposes of the Annual Meeting

The Annual Meeting is being held for the following purposes:

1. To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 500,000,000 to 200,000,000;

3. To approve the amendment and restatement of our 2015 Omnibus Incentive Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan;

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date; Shares Outstanding and Entitled to Vote

Our board of directors has fixed April 5, 2018 as the record date for the determination of holders of our common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. At the close of business on the record date, we had 30,604,366 shares of common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. We had no other class of capital stock outstanding as of the record date. No other shares are entitled to notice of, or to vote at, the Annual Meeting.

How to Vote Your Shares

If you hold your shares in your own name as the stockholder of record: You may vote your shares by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided or you may vote over the Internet or by telephone pursuant to the instructions provided in the proxy card. Additionally, you may vote your shares in person at the Annual Meeting. Stockholders voting by Internet or telephone should understand that, while we and the party providing the service through which you may vote by Internet or by telephone do not charge any fees to our stockholders for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

If your shares are held in the name of a broker or other nominee (that is, in “street name”): You will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on your broker’s (or other nominee’s) voting process. Please check with your broker or other nominee and follow the voting procedure your broker or other nominee provides to vote your shares. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

By casting your vote by proxy, you are authorizing the holders of the proxies solicited by this proxy statement to vote your shares in accordance with your instructions.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your vote by proxy even if you plan to attend the Annual Meeting and vote in person.

How to Change Your Vote

If you hold your shares in your own name: You may revoke your proxy and change your vote at any time before your proxy is exercised by:

•	Delivering to our corporate secretary a written notice of revocation, dated later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Delivering to our corporate secretary a duly executed proxy bearing a date later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Voting again on a later date via the Internet or by telephone before 11:59 p.m. Eastern Time on June 1, 2018 (in which case only your latest Internet or telephone proxy submitted will be counted); or

•	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy should be delivered before the close of business on June 1, 2018 to:

Savara Inc.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

Attention: Corporate Secretary

Alternatively, you may hand deliver a written revocation notice or a later dated proxy to our corporate secretary at the Annual Meeting before voting begins.

If your shares are held in street name: You must follow the instructions provided by the broker or other nominee if you wish to change your vote.

Proxies

If you provide specific voting instructions on your proxy card or when voting via the Internet or by telephone, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and execute a proxy (either by submitting it via the Internet or telephone or signing and returning a proxy card) without making individual selections, your shares will be voted in accordance with the recommendations of our board of directors, which are:

•	“For” election of each of the nominees to our board of directors listed in the proxy materials;

•	“For” the amendment of our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 500,000,000 to 200,000,000;

•	“For” the amendment and restatement of our 2015 Omnibus Incentive Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan; and

•	“For” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

At this time, we are unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting of our stockholders.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for those shares, but indicates on the proxy that it does not have authority to vote those shares on particular proposals because it has not received specific voting instructions from the beneficial owner for those proposals. Under the rules of the New

York Stock Exchange, or NYSE, brokers and other nominees have discretion to vote shares held in street name on “routine” matters but lack such discretion with regard to “non-routine” matters. The approval of the amendment to our Certificate of Incorporation and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018 are considered routine matters and, as such, brokers and other nominees may vote on those proposals in the absence of specific instructions from the beneficial owner. The other proposals described in this proxy statement are considered non-routine matters and brokers and other nominees do not have discretionary authority to vote on such proposals.

Quorum and Required Votes

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting and for any action to be taken at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting.

Proposal 1: The affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required for the election of each director nominee. This majority voting standard means that a director nominee will be elected if the number of shares voted “For” that director nominee exceeds the aggregate number of shares voted “Against” and that “Abstain” from voting with respect to that director nominee. As a result, an abstention will have the same effect as a negative vote. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal. In accordance with our corporate governance guidelines, each of our incumbent directors tendered his resignation in advance of being nominated for election at the Annual Meeting, with the effectiveness of such resignation subject to and contingent upon (a) the director’s failure to receive a sufficient number of votes for re-election at the Annual Meeting and (b) our board of directors’ acceptance of the resignation. Accordingly, the continued service on our board of directors by any director who is not re-elected because he does not receive the requisite affirmative votes at the Annual Meeting will be subject to our board of directors’ determination as to whether to accept or reject his resignation. Our board of directors will take into account and consider the voting results at the Annual Meeting, but has sole discretion to determine whether or not to accept the resignation.

Proposal 2: The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date is required to amend our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 500,000,000 to 200,000,000. An abstention will have the same effect as a negative vote. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules; therefore, we do not expect any broker non-votes with respect to this proposal.

Proposal 3: The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of our 2015 Omnibus Incentive Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan. An abstention will have the same effect as a negative vote. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal.

Proposal 4: The affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018. An abstention will have the same effect as a negative vote. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules; therefore, we do not expect any broker non-votes with respect to this proposal.

Solicitation of Proxies

We are soliciting proxies from our stockholders on behalf of our board of directors and will pay for all costs incurred in connection with the solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, email or other electronic methods without additional compensation other than reimbursement for their actual expenses.

We may retain a proxy solicitation firm to assist us in the solicitation of proxies for the Annual Meeting. We would pay such firm, if any, customary fees, which we do not expect would exceed $20,000 and would reimburse the firm for its reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via Internet or by telephone as instructed on each proxy card.

Householding Information

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers and other nominees with account holders who are our stockholders may be “householding” the proxy materials. This means that only one copy of this proxy statement and our annual report may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please (i) notify your broker or other nominee, (ii) direct your written request to Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746, Attention: Corporate Secretary or (iii) contact us by phone at (512) 961-1891. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should notify their broker or other nominee, or contact our corporate secretary at the above address or phone number.

If you have any questions about voting your shares, please contact us at (512) 961-1891.

Explanatory Note Regarding Our Merger with Mast Therapeutics, Inc.

On April 27, 2017, our company, Savara Inc. (formerly known as Mast Therapeutics, Inc.), completed its business combination with Aravas Inc., a Delaware corporation formerly known as Savara Inc. (“Aravas”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of January 6, 2017, by and among Savara, Victoria Merger Corp., and Aravas (the “Merger”).

In connection with the Merger, our stockholders approved a reverse stock split at a ratio of one new share for every seventy shares then outstanding (the “Reverse Split”). The share and per share amounts in this Proxy Statement reflect the Reverse Split unless otherwise noted. Upon the closing of the Merger, a wholly-owned subsidiary of Savara merged with and into Aravas, with Aravas becoming a wholly-owned subsidiary of Savara and Savara being the surviving corporation of the Merger. Additionally, we issued shares of our common stock to the stockholders of Aravas, at an exchange ratio of 0.5860 of a share of common stock, in exchange for each share of Aravas common stock outstanding. As a result of the Merger, the Savara (formerly Mast) equity holders owned approximately 23% of the combined company, and the Aravas (formerly Savara) pre-existing equity holders owned approximately 77%.

Pursuant to the terms of the Merger Agreement, all of the Mast executive officers and three members of the Mast board of directors prior to the Merger resigned, and the Savara executive officers and five members of the Savara board of directors were appointed to their applicable offices, concurrent with the closing of the Merger. In this Proxy Statement, we discuss both our former executive officers and members of our board of directors prior to the Merger and our current executive officers and members of our board of directors.

BOARD OF DIRECTORS

The current members of our board of directors, their ages as of April 1, 2018, their committee assignments, and the month and year in which they commenced service on our board, are as follows:

Name	Age	Committee Membership	Director Since
Robert Neville	52	None	April 2017

Nevan Elam	50	Compensation Committee (Chair)	April 2017

Richard J. Hawkins	69	Audit Committee	April 2017

Matthew Pauls	47	Compensation Committee Nominating & Governance Committee	October 2015

David A. Ramsay	53	Audit Committee (Chair)	June 2011

Joseph S. McCracken	64	Compensation Committee Nominating & Governance Committee	April 2017

Yuri Pikover	56	Audit Committee Nominating & Governance Committee (Chair)	April 2017

Our certificate of incorporation and bylaws, provide that each director elected or appointed to our board of directors shall hold office until the next annual meeting of stockholders following such election or appointment and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Our bylaws provide that vacancies on our board of directors, including those resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director appointed as a result of a vacancy holds office until the next annual meeting of stockholders and until a successor is elected and qualified. Pursuant to our bylaws, the authorized number of directors may be not less than three nor more than nine, with the exact number, which currently is seven, to be fixed by resolutions adopted from time to time by our board of directors. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the seven nominees named in this proxy statement.

NOMINEES FOR ELECTION TO THE BOARD

Each of our current directors has been nominated for election to our board of directors. The paragraphs below provide information about each such director nominee. There are no family relationships among any of our directors and executive officers.

Robert Neville. Mr. Neville has served as our Chairman and Chief Executive Officer since April 2017, and served as Aravas’ Chairman and CEO since he co-founded the company in June 2008. Mr. Neville has extensive operational and development experience spanning more than 25 years across a number of sectors, including the life sciences industry. Prior to co-founding Savara, Mr. Neville founded and served as CEO at Evity, Inc., a developer of web-based applications, which was subsequently sold to BMC Software, Inc., from June 1998 to May 2000. Based on his work at Aravas and Evity, Mr. Neville was honored as a two-time finalist for the Ernst & Young Entrepreneur of the Year award. Mr. Neville holds a post-graduate Engineering degree from the University of Natal South Africa. We believe Mr. Neville’s experience as Chief Executive Officer of Aravas and his previous service in executive positions at various companies qualifies him to serve on the board of directors.

Nevan Elam. Mr. Elam has served as a member of our board of directors since April 2017 and served as a member of the Aravas board of directors beginning in February 2009. Mr. Elam is currently the President, Chief Executive Officer and Chairman of Rezolute Inc. (formerly AntriaBio, Inc.), a biopharmaceutical company focused on developing novel extended release therapies. Prior to his tenure at Rezolute which began in October 2012, Mr. Elam served for three years as the Chief Executive Officer and President of AeroSurgical Ltd., a medical device company operating out of Ireland. Prior to his service with AeroSurgical Ltd., Mr. Elam was Head of the Pulmonary Business Unit and Senior Vice President of Nektar Therapeutics. Earlier in his career he was a founder and Chief Financial Officer of E2open as well as a Partner in the corporate practice of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. In addition to serving on the Rezolute Board of Directors, he also serves on the Board of Directors of pH Pharmaceuticals in Seoul, Korea. Mr. Elam received his Juris Doctorate from Harvard Law School and a Bachelors of Arts from Howard University. We believe Mr. Elam’s broad experience with pharmaceutical companies, including advising them of their unique legal and regulatory obligations, qualifies him to serve on the board of directors.

Richard J. Hawkins. Mr. Hawkins has served as a member of our board of directors since April 2017 and served as a member of the Aravas board of directors beginning in October 2010. Since September 2010, Mr. Hawkins has served as President and Chief Executive Officer of Lumos Pharma, Inc., a clinical stage biotechnology company focused on bringing novel therapies to patients with severe, rare, and genetic diseases, whose medical needs are unmet. From 2000 to 2010, Mr. Hawkins, founded and advised numerous pharmaceutical companies including Sensus, where he served as co-founder and Chairman until being sold to Pfizer. From 1981 to 2000, Mr. Hawkins was founder, President and CEO of Pharmaco and guided the company’s growth to over 2,000 employees. The company later merged with PPD of Wilmington, NC to form PPD Pharmaco, one of the largest clinical contract research organizations in the world. Mr. Hawkins received his Bachelor of Science in Biology from Ohio University. We believe Mr. Hawkins’s experience in the pharmaceutical and life sciences industries as well as his broad management experience qualify him to serve on the board of directors.

Joseph S. McCracken. Dr. McCracken has served as a member of our board of directors since April 2017 and served as a member of the Aravas board of directors beginning in October 2013 and currently advises biopharmaceutical companies on the design and implementation of corporate strategy and business development initiatives. Dr. McCracken also serves on the boards of biopharmaceutical companies, including Alkahest, Inc. and Regimmune Inc. From July 2011 to September 2013, Dr. McCracken was Vice President and Global Head of Business Development & Licensing for Roche Pharma, a research-focused healthcare company, where he was responsible for Roche Pharma’s global in-licensing and out-licensing activities. From October 2009 until July 2011 he was General Manager, Roche Pharma Japan & Asia Regional Head, Roche Partnering. Prior to joining Roche Pharma, Dr. McCracken held the position of Vice President, Business Development at Genentech for

more than 10 years, and previously held similar positions at Aventis Pharma and Rhone-Poulenc Rorer. Dr. McCracken holds a Bachelor of Science in Microbiology, a Master of Science in Pharmacology and a Doctorate of Veterinary Medicine from The Ohio State University. We believe Dr. McCracken’s extensive experience in the biotechnology and pharmaceutical industries qualifies him to serve on the board of directors.

Matthew Pauls. Mr. Pauls has served as a member of our board of directors since October 2015. Mr. Pauls currently serves as President and Chief Executive Officer of Strongbridge Biopharma plc (NASDAQ: SBBP), a biopharmaceutical company focused on therapies that target rare diseases, a position he has held since August 2014. He also has served as a member of the board of directors of Strongbridge since September 2015. Prior to Strongbridge, from April 2013 to August 2014, Mr. Pauls was Chief Commercial Officer of Insmed, Inc. (NASDAQ: INSM), a publicly traded global biopharmaceutical company focused on rare diseases. Prior to Insmed, Mr. Pauls worked at Shire Pharmaceuticals, a global specialty biopharmaceutical company, from 2007 to April 2013, most recently as Senior Vice President, Head of Global Commercial Operations from May 2012 to April 2013. Earlier in his career, from 1997 to 2007, Mr. Pauls held senior positions at Bristol-Myers Squibb in Brand Management and Payor Marketing and at Johnson & Johnson in various U.S. and global commercial roles. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law. We believe Mr. Pauls’s leadership experience and extensive commercialization, strategic planning and operations experience in the biopharmaceutical industry and particularly with therapies for rare diseases qualify him to serve as a member of the board of directors.

Yuri Pikover. Mr. Pikover has served as a member of our board of directors since April 2017 and served as a member of the Aravas board of directors beginning in October 2013. Since 1999, Mr. Pikover has served as Managing Director of 37Ventures, LLC, a boutique venture fund focusing on growing early-stage startups. From 1999 to 2002, Mr. Pikover was Chairman and Chief Executive Officer of Access360. From 1993 to 1999, Mr. Pikover was co-founder and Executive Vice President of Xylan and helped lead the fast growing organization going public in 1996 and in its acquisition by Alcatel in 1999. We believe Mr. Pikover’s extensive experience as an investor and board member in pharmaceutical and life sciences companies and his knowledge gained from service on such boards qualify him to be a member of the board of directors.

David A. Ramsay. Mr. Ramsay has served as member of our board of directors since June 2011. Since February 2018, Mr. Ramsay has served as Senior Vice President and Chief Financial Officer of Bonti, Inc., a private, clinical stage biotechnology company focused on the development and commercialization of neurotoxin products for therapeutic and aesthetic applications. Additionally, since January 2017, Mr. Ramsay has served on the board of directors of F1 Oncology, Inc., a private biotechnology company focused on the discovery and development of adoptive cellular therapies for solid tumors. Mr. Ramsay served as Chief Financial Officer of Halozyme Therapeutics, Inc. (NASDAQ: HALO), a biotechnology company developing and commercializing novel oncology therapies, from May 2013 until his retirement in July 2015 and from 2003 to May 2009. He also served as Halozyme’s Vice President, Corporate Development from May 2009 to May 2013. From 2000 to 2003, Mr. Ramsay was Vice President, Chief Financial Officer of Lathian Systems, Inc., a provider of technology-based sales solutions for the life science industry. From 1998 to 2000, he was with Valeant Pharmaceuticals International, Inc. (formerly ICN Pharmaceuticals, Inc.), a multinational specialty pharmaceutical company, where he served as Vice President, Treasurer and Director, Corporate Finance. Mr. Ramsay began his career at Deloitte & Touche, where he obtained his CPA license. Mr. Ramsay holds a B.S. in business administration from the University of California, Berkeley and a M.B.A. with a dual major in finance and strategic management from The Wharton School at the University of Pennsylvania. We believe Mr. Ramsay’s significant experience as chief financial officer of life science companies, particularly his experiences at Halozyme during its successful development and its commercialization of its first products, and at a large audit and financial advisory firm, qualify him to serve on the board of directors.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of our directors other than Robert Neville is independent as defined under the NASDAQ Stock Market listing standards.

Board Committees

Our board of directors currently has an audit committee, compensation committee and nominating and governance committee.

Audit Committee. The Audit Committee of our board of directors was established by our board of directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	appointing and providing for the compensation of the independent registered public accounting firm to be engaged to prepare and issue an audit report and perform other audit, review or attest services;

•	approving any other permissible non-audit services to be provided by the independent auditor;

•	overseeing the work and evaluating the performance of the independent auditor, and, if so determined by the audit committee, terminating and replacing the independent auditor;

•	reviewing and discussing, including with management and the independent auditor, the annual and quarterly financial statements;

•	reviewing any proposed significant changes to accounting principles and practices;

•	reviewing any material changes to the system of internal control over financial reporting;

•	if applicable, reviewing management’s report on effectiveness of internal control over financial reporting and the independent auditor’s audit of the effectiveness of Savara’s internal control over financial reporting;

•	establishing a procedure for receipt, retention and treatment of any complaints or concerns received by Savara about accounting, internal accounting controls or auditing matters;

•	reviewing, approving and overseeing any related party transaction that would require disclosure pursuant to Item 404 of Regulation S-K;

•	overseeing the implementation and enforcement of our insider trading policy; and

•	reviewing and evaluating any significant financial risk exposures facing Savara and the steps our management has taken to control and monitor such exposures.

Savara’s management has the primary responsibility for our consolidated financial statements and the reporting process including our system of internal accounting and financial controls.

The Audit Committee consists of Mr. Ramsay, who serves as its chairman, Mr. Pikover and Mr. Hawkins. Our board of directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Audit Committee are independent as currently defined by listing standards and Rule 10A-3 of the Exchange Act. Our board of directors has also determined that Mr. Ramsay qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee. The Compensation Committee of our board of directors acts on behalf of our board of directors to review, adopt or recommend for adoption, and oversee Savara’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•	reviewing and recommending to our board of directors for its determination and approval the amount, form and terms of compensation of our Chief Executive Officer and other “officers” (as such term is defined under the NASDAQ listing standards);

•	reviewing and making recommendations to our board of directors regarding our overall compensation strategy and policies;

•	reviewing and making recommendations regarding Savara’s equity and/or cash incentive plans and other benefit plans and, to the extent as may be permitted or required under such plans, the committee has the power and authority to administer the plans, establishes guidelines, interpret plan documents, select participants, and approve grants and awards thereunder;

•	granting equity awards to non-officer employees and consultants in accordance with the terms of Savara’s equity incentive plan and to establish compensation policies and practices applicable to non-officer employees;

•	evaluating the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking;

•	evaluating and making recommendations to our board of directors regarding the compensation of non-employee directors;

•	retaining, obtaining the advice of, engaging, compensating and terminating compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions; and

•	appointing, compensating and overseeing the work of any of its compensation consultants, legal counsel and other advisors.

The Compensation Committee consists of Mr. Elam, who serves as its chairman, Dr. McCracken and Mr. Pauls. All members of the Compensation Committee are independent as currently defined under the NASDAQ listing standards and Rule 10C-1 of the Exchange Act.

Nominating and Governance Committee. The Nominating and Governance Committee of our board of directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Savara (consistent with criteria approved by our board of directors), reviewing and evaluating incumbent directors, selecting or recommending to our board of directors for selection candidates for election to the board, making recommendations to our board of directors regarding the membership of the committees of the board, assessing the performance of the board, and developing a set of corporate governance principles for Savara. The responsibilities of the Nominating and Governance Committee relating to the nomination of directors include, among other things, the following:

•	identifying and recommending to our board of directors nominees for possible election to the board;

•	evaluating and making recommendations to our board of directors regarding its size, composition and leadership structure;

•	reviewing and assessing Savara’s corporate governance guidelines and recommending any proposed changes thereto to our board of directors; and

•	reviewing and making recommendations to our board of directors regarding issues of executive officer succession planning and providing oversight with respect to corporate governance matters.

The Nominating and Governance Committee currently consists of Mr. Pikover, who serves as its chairman, Dr. McCracken and Mr. Pauls. Mr. Elam served on the Nominating and Governance Committee from April 2017 to March 2018. Mr. Pauls was appointed to the Nominating and Governance Committee in March 2018. All members of the Nominating and Governance Committee are independent as currently defined in NASDAQ listing standards.

Our board of directors may from time to time establish other committees. Charters for the audit committee, the compensation committee and the nominating and governance committee, as well as our corporate governance guidelines, are posted on our corporate website at: https://savarapharma.com/investors/corporate-governance/.

Meetings of the Board and its Committees

As required under applicable listing standards and our corporate governance guidelines, our board of directors meets on a regular basis to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session outside the presence of non-independent directors and management. During 2017, our board of directors met 14 times, the audit committee met four times, the compensation committee met three times and the nominating and governance committee met one time. Each member of our board of directors who is nominated for election at the Annual Meeting who served on our board during all or part of 2017 attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served during the period of such member’s service.

Board Leadership Structure and Role in Risk Oversight

Robert Neville currently serves as both the chairman of our board of directors and as our chief executive officer. We believe that combining the roles of chairman and chief executive officer promotes unification and direction, allowing for increased operational effectiveness and strong, efficient leadership. We believe Mr. Neville is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the leadership structure of our board of directors and its committees provides independent oversight that balances Mr. Neville’s combined role, which helps ensure a strong, independent, and active board of directors.

Our corporate governance guidelines do not require our board of directors to combine the roles of chairman and chief executive officer, but our board of directors believes this leadership structure is the appropriate structure for our company at this time. Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. In the future, our board of directors may designate an independent director to serve as a lead independent director, with the responsibilities specified in our corporate governance guidelines.

Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors as a whole directly administers its risk oversight function. In addition, the risk oversight function is also administered through the committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving the board as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee reviews risks related to our compensation programs and practices and makes recommendations to our board regarding oversight of such risks. Our board of directors as a whole directly oversees our strategic and business risk, including product development risk, through regular interactions with our management. We believe our board’s leadership structure supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the members of our board of directors providing oversight of such risk management.

Director Resignation Policy

Under Delaware law, an incumbent director may remain in office notwithstanding the failure to receive the required vote for re-election until the director’s successor is duly elected. To address this “holdover rule,” our corporate governance guidelines include a director resignation policy whereby our board of directors will nominate for re-election only those directors who tender an irrevocable, contingent resignation in writing to the chair of our board. The resignation becomes effective only if (a) the director fails to receive a sufficient number of votes for re-election at a meeting of stockholders at which director elections are held and (b) our board of directors accepts the resignation. If a director fails to receive the required vote for re-election, the nominating and governance committee, or such other committee designated by our board of directors, which we refer to as the “reviewing committee,” will act promptly to consider the director’s resignation and recommend to the full board of directors whether to accept or reject the resignation, or whether other action should be taken. Our board of directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. In considering whether to accept or reject a director’s resignation, each of the reviewing committee and our board of directors may consider any factors it deems relevant. Within 90 days after the date of the certification of the election results for the applicable stockholders’ meeting, our board of directors will act on the resignation, taking into account the reviewing committee’s recommendation, and publicly disclose its decision.

Prohibition on Hedging and Speculative Transactions Involving our Securities

As part of our insider trading policy, our directors and employees (including our executive officers) and designated consultants, advisors and contractors to our company are prohibited from engaging in speculative transactions involving our securities, including short sales, “sales against the box” or any equivalent transaction involving our securities (or the securities of any of our customers, vendors, suppliers or other business partners). In addition, as part of our insider trading policy, our directors, officers and other employees and consultants, advisors and contractors to our company are prohibited from engaging in hedging or derivative transactions involving our securities, such as “cashless” collars, forward sales, equity swaps and other similar or related transactions. Further, our insider trading policy states that our directors and employees (including our executive officers) and other persons subject to the policy are not permitted to hypothecate or pledge our securities to secure a loan and that they cannot purchase our securities “on margin” (that is, borrow funds to purchase securities, including in connection with exercising any stock options).

DIRECTOR NOMINATIONS

Criteria for Board Membership and Process for Identifying and Evaluating Nominees

In recommending candidates for appointment or election to our board of directors, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of our board of directors and seeks to ensure that at least a majority of the directors are independent under NASDAQ listing standards and that the board’s Audit Committee and Compensation Committee will be comprised of directors who meet applicable NASDAQ listing standards and SEC rules regarding qualifications to serve on such committees. Candidates for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to board duties, the interplay of the candidate’s experience and skills with those of other directors and the extent to which the candidate would be a desirable addition to our board and any of its committees. Directors generally will not be nominated for re-election at any annual or special meeting held after their 80th birthday. In addition, our corporate governance guidelines require that directors limit their service on boards of directors of public companies to a total of four (including service on our board). Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of our company and its stockholders.

The Nominating and Governance Committee does not have a policy regarding board diversity, but it takes diversity of professional experience and perspective within the pharmaceutical and biotechnology industries into account in identifying and selecting director nominees. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which is typically recommended to the full board of directors.

Stockholder Recommendations

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: c/o Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746, Attn: Corporate Secretary. Submissions must include the following information: the name, age, business address and residence address of the proposed nominee; a statement of the proposed nominee’s business experience and educational background; the proposed nominee’s principal occupation or employment; the class and number of shares of our capital stock beneficially owned by the proposed nominee; a detailed description of all relationships, arrangements or understandings between the proposing stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which such proposed nomination is being made by the stockholder; a detailed description of all relationships, arrangements or understandings between the proposed nominee and any service-provider or supplier to, or competitor of Savara’s; information regarding each of the criteria for board membership described above in sufficient detail to allow the Nominating and Governance Committee to evaluate the proposed nominee; and a statement from the proposed nominee that he or she is willing to be considered and willing to serve as a director if nominated and elected. The proposing stockholder must also include the following information with respect to such stockholder: documentation supporting that the proposing stockholder is a stockholder of Savara; the proposing stockholder’s name and address, as they appear on Savara’s books; and the class and number of shares of Savara’s capital stock beneficially owned by the proposing stockholder. If a stockholder submits a director recommendation in compliance with the procedure described above, the Nominating and Governance Committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, the nominating and governance committee and one or more members of the management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the Nominating and Governance Committee determines the proposed nominee would be a valuable addition to our board of directors, based on the criteria for board membership described above and the specific needs of the board at the time, it will recommend to the board such person’s nomination. In connection with its evaluation, the Nominating and Governance Committee may request additional information from the proposed nominee and/or the proposing stockholder.

Separately, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board at Savara’s annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to the company’s corporate secretary containing the information required by our bylaws. To be timely, such notice must be received at Savara’s principal executive offices not earlier than the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, such notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the date on which Savara first publicly announces the date of such meeting.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with our board of directors or an individual director may do so by sending a written communication addressed to the board or an individual director to: Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746, Attention: Investor Relations. Submitting stockholders should indicate they are a stockholder of our company. Depending on the subject matter, investor relations will: forward the inquiry to the chair of our board of directors, who may forward the inquiry to a particular director if the inquiry is addressed to a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

Any stockholder who wishes to communicate with our board of directors to report complaints or concerns related to accounting, internal accounting controls or auditing may submit a report telephonically or through a web-based system via the toll-free telephone number or the internet address provided in our Code of Business Conduct and Ethics, which is available on our corporate website at www.savarapharma.com.

We encourage but do not require our directors to attend our annual meetings of stockholders. Mr. Neville was the only director serving on our board at the time of our 2017 annual meeting of stockholders who attended the annual meeting.

EXECUTIVE OFFICERS

Our current executive officers, their ages and positions held as of April 1, 2018, are as follows:

Name	Age	Title
Robert Neville	52	Chairman and Chief Executive Officer
Taneli Jouhikainen	51	President and Chief Operating Officer
David Lowrance	50	Chief Financial Officer

Biographical Information

Robert Neville. For biographical information regarding Mr. Neville, see “Nominees for Election to the Board” above.

Taneli Jouhikainen. Dr. Jouhikainen has served as our President and Chief Operating Officer since April 2017. Dr. Jouhikainen is a co-founder of Aravas, and served as Chief Operating Officer of the company beginning in October 2009 and President beginning in December 2014. From October 2006 until September 2009, he served at Akela Pharma, Inc., a public clinical stage specialty pharmaceutical company focused on orphan drugs and inhalation products, first as Head of Corporate Development, and subsequently as interim CEO until the company’s merger with Nventa Biopharmaceuticals. From January 2004 to September 2006, he served as President of LAB Pharma Oy, and Head of the Drug Development Business Unit of its parent company, LAB International, Inc., a public clinical stage specialty pharmaceutical company. From January 2001 to January 2004, he served at Focus Inhalation Oy, a clinical stage specialty pharmaceutical company focusing on inhaled products, first as Vice President of Business Development & Strategy, and subsequently as President and Chief Executive Officer, until the merger of Focus Inhalation with LAB International, Inc. From May 1994 to December 2000, he served at Schering AG, a global pharmaceutical company, first as Research Manager, and subsequently as Head of Clinical Development. Dr. Jouhikainen holds an MD and a Ph.D. in hematology and immunology from the University of Helsinki, and an MBA from the Helsinki School of Economics.

David Lowrance. Mr. Lowrance has served as our Chief Financial Officer since April 2017. Mr. Lowrance served as Aravas’s Chief Financial Officer beginning in November 2016. From September 2014 to October 2016, Mr. Lowrance served as the Chief Financial Officer and Treasurer of Edgemont Pharmaceuticals, a fully-integrated specialty pharmaceutical company with multiple marketed products in the CNS space. From April 2011 to September 2014, Mr. Lowrance served as the Chief Financial Officer and Secretary of Acucela Inc., a clinicalstage biotechnology company that specializes in ophthalmic therapeutics, where he was responsible for overseeing all aspects of Acucela’s day-to-day operations, business development and growth endeavors, investor relations and corporate communications. While at Acucela, Mr. Lowrance helped lead a $162 million international IPO, with a listing on the Tokyo Stock Exchange. From March 2003 to April 2011, Mr. Lowrance was Vice President and Chief Financial Officer of Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on commercializing branded prescription products, where he oversaw all aspects of finance and accounting, business and growth strategy and product development. Mr. Lowrance, a CPA, holds a B.B.A. in Accounting from the University of Georgia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 5, 2018 (the “Evaluation Date”), or an earlier date for information based on filings with the SEC, by (a) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director, (c) each of the named executive officers listed in the summary compensation table included in this proxy statement, and (d) all of our current directors and executive officers as a group. Percent of beneficial ownership is based on 30,604,366 shares of our common stock outstanding as of the Evaluation Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Evaluation Date, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding
Principal Stockholders:
Entities affiliated with Zambon SpA (1)	4,693,540	15.3%
Persons and entities affiliated with Farallon Capital Management LLC (2)	3,000,000	9.6%
Consonance Capital Management LP (3)	2,756,012	9.0%
Serenova A/S	1,965,400	6.4%
Directors and Named Executive Officers:
Robert Neville (4)	702,293	2.3%
Nevan Elam (5)	53,880	*
Richard J. Hawkins (6)	51,536	*
Joseph S. McCracken (7)	96,939	*
Matthew Pauls (8)	4,400	*
Yuri Pikover (9)	466,677	1.5%
David A. Ramsay (10)	27,320	*
Taneli Jouhikainen (11)	407,735	1.3%
David Lowrance (12)	39,703	*
Brian Culley	—	*
Brandi L. Roberts	—	*
Edwin Parsley	—	*
Shana Hood	—	*
All current executive officers and directors as a group (9 persons) (13)	1,850,483	6.1%

*	Represents beneficial ownership of less than 1% of the shares of Common Stock.
1)	The information as to beneficial ownership is based on a Schedule 13G filed June 29, 2017 with the SEC on behalf of Zambon SpA and Zambon Company SpA (collectively, the “Zambon Reporting Persons”). The Schedule 13G states that the Zambon Reporting Persons have sole voting and dispositive power over 4,693,540 shares. The address of each of the Zambon Reporting Persons is Via Lillo del Duca, 10, Bresso, MI 20091, Italy.

2)	The information as to beneficial ownership is based on a Schedule 13G/A filed on February 14, 2018 with the SEC on behalf of Farallon Capital Management, LLC and the following associated persons and entities: Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Institutional Partners V, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital (AM) Investors, L.P., Farallon Capital F5 Master I, L.P., Farallon Partners, L.L.C., Farallon Institutional (GP) V, L.L.C., and Farallon F5 (GP), L.L.C., Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Ravi K. Paidipaty, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren, and Mark C. Wehrly (collectively, the “Farallon Reporting Persons”). The Schedule 13G/A states that, collectively, the Farallon Reporting Persons have shared voting and dispositive power over 2,225,000 shares and warrants to purchase 775,000 shares. The address of the Farallon Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.
3)	The information as to beneficial ownership is based on a Schedule 13G filed February 14, 2018 with the SEC on behalf of Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP, LLC (collectively, the “Consonance Reporting Persons”). The Schedule 13G states that the Consonance Reporting Persons have shared voting and dispositive power over 2,756,012 shares. The address of each of the Consonance Reporting Persons is 1370 Avenue of the Americas, Floor 33, New York, NY 10019.
4)	Includes 296,908 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
5)	Consists of 53,880 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
6)	Consists of 51,536 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
7)	Includes (i) 36,649 shares issuable upon the exercise of options held by Dr. McCracken and (ii) 424 shares issuable upon the exercise of outstanding warrants, in each case that are exercisable within 60 days of the Evaluation Date.
8)	Includes 3,750 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
9)	Includes 275,445 shares held by 37Ventures, LLC, and Mr. Pikover is managing director of 37Ventures, LLC. Also includes (i) 36,649 shares issuable upon the exercise of options held by Mr. Pikover and (ii) 849 shares issuable upon the exercise of outstanding warrants, in each case that are exercisable within 60 days of the Evaluation Date.
10)	Includes 3,750 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
11)	Includes 197,409 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
12)	Includes 15,948 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
13)	Includes 877,286 shares held of record by our directors and executive officers, 696,479 shares issuable upon the exercise of options held by our directors and executive officers that are exercisable within 60 days of the Evaluation Date, 1,273 shares issuable upon the exercise of warrants held by our directors and executive officers or their affiliates that are exercisable within 60 days of the Evaluation Date, and 275,445 shares held by entities over which our directors and executive officers may be deemed to have voting and dispositive power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee’s charter requires that it reviews and approves any proposed related-party transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Savara had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2017 and no such related party transaction is currently proposed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of securities ownership and changes in such ownership with the SEC. Our officers and directors and persons who own more than 10% of our common stock also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met during the fiscal year ended December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information about our common stock that, as of December 31, 2017, may be issued upon the exercise of options and the vesting of RSUs under the following equity compensation plans (which are all our equity compensation plans; provided, however, that new equity awards may only be issued under the 2015 Omnibus Incentive Plan):

•	2015 Omnibus Incentive Plan (the “2015 Plan”)

•	Savara Inc. Stock Option Plan (the “2008 Plan”)

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and vesting of RSUs		(b) Weighted average exercise price of outstanding options (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders (2)	2,003,707	(3)	$3.47	84,168	(4)
Total	2,003,707		$3.47	84,168

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)	In connection with the Merger, we assumed the 2008 Plan from Aravas, pursuant to which Aravas had issued equity awards to employees, directors, and consultants. Upon the closing of the Merger, those awards became exercisable for shares of our common stock.
(3)	As of December 31, 2017, includes 358,114 shares issuable upon the exercise of outstanding options granted under our 2015 Plan, 86,875 shares issuable upon the vesting of RSUs granted under our 2015 Plan, and 1,558,718 shares issuable upon the exercise of outstanding options granted under the 2008 Plan.
(4)	As of December 31, 2017, includes 84,168 shares remaining available for future issuance under our 2015 Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Merger with Mast Therapeutics

On April 27, 2017, during our 2017 fiscal year, we completed the Merger between Mast Therapeutics, Inc., a publicly traded company, and Savara Inc., a private clinical-stage specialty pharmaceutical company focused on the development and commercialization of novel therapies for the treatment of serious or life-threatening rare respiratory diseases. The resulting combined company changed its name to Savara Inc. and continued the business of the private entity Savara Inc. as the principal business of the combined entity. In this compensation discussion and analysis, we refer to Savara Inc., as a private company prior to the Merger, as “Private Savara,” and Mast Therapeutics, Inc. prior to the Merger as “Mast.”

As a result of the Merger, the executive officers of Mast were replaced with the management of Private Savara. The disclosures provided for executive officers include persons deemed to be “named executive officers,” or “NEOs,” under SEC rules, which includes the former principal executive officer, former principal financial officer and two other former executive officers of Mast prior to the closing of the Merger. For the year ended December 31, 2017, our Named Executive Officers under SEC rules were:

•	Robert Neville, our Chief Executive Officer;

•	Taneli Jouhikainen, our President and Chief Operating Officer;

•	Dave Lowrance, our Chief Financial Officer;

•	Brian Culley, Mast’s Chief Executive Officer;

•	Brandi Roberts, Mast’s Chief Financial Officer;

•	Edwin Parsley, Mast’s Chief Medical Officer and Senior Vice President; and

•	Shana Hood, Mast’s General Counsel, Vice President and Secretary.

This Compensation Discussion and Analysis focuses on the historic compensation programs of Private Savara and the current and anticipated compensation programs of Savara as a public company.

Overview

We believe hiring and retaining well performing executives is important to our ongoing success. Our executive compensation program is intended to attract and retain qualified executive officers and to align the interests of our executive officers with those of our stockholders by incentivizing and rewarding achievement of business objectives that Savara believes will enhance Savara’s value and by promoting commitment to long-term success. As a clinical-stage biopharmaceutical company, these objectives are to be accomplished primarily by positioning us to successfully execute our drug product development and regulatory approval efforts and to translate those efforts, over time, into revenues and income from commercialization of or strategic collaborations with respect to our product candidates. To that end, our executive compensation packages include a base salary to provide an element of income stability and security that compensates our executive officers for expected day-to-day performance, annual performance-based cash incentives to motivate our executive officers to achieve near-term corporate goals that are set by our board of directors and intended to enhance the value of our company, and significant long-term incentives in the form of stock-based compensation to further align the interests of our executive officers with those of our stockholders, reward long-term value-creation, and increase retention. The components of our executive compensation program also are intended to complement each other and offset risk of overemphasis on short-term goals to the detriment of long-term value creation.

Neither our board of directors nor the compensation committee of our board of directors (our “Compensation Committee”) has adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, or among different forms of non-cash compensation.

The determination of the board of directors or Compensation Committee as to the appropriate use and weight of each component of executive compensation has been historically subjective, based on its view of the relative importance of each component in meeting our overall objectives. Historically, the Private Savara board of directors focused on balancing the need to hire and retain executives with the need to conserve cash and maintain the affordability of executive compensation arrangements. As a result, when weighting forms of compensation, the Private Savara board placed a greater emphasis on non-cash equity incentive compensation, particularly stock option awards and restricted stock awards.

When establishing executive compensation, our board of directors and Compensation Committee consider a number of factors, including the input of our chief executive officer related to the compensation of executives other than himself. The board of directors of Private Savara used market data as well as internal considerations when setting executive compensation for 2017. In late 2017, our Compensation Committee engaged Setren, Smallberg & Associate (“Setren”), an independent executive compensation consultant, to assist in evaluating our compensation practices following our transition to operating as a public company following the Merger, including measuring the competitiveness of our compensation practices against an appropriate peer group. The Compensation Committee and Setren reviewed data from the Radford Life Science Index as well as the compensation practices of a peer group of comparable companies. Additionally, the Compensation Committee considered the changes in the responsibilities of the executives and their transition to executives of a publicly held entity. After reviewing the available data and considering such factors, in December 2017, the Compensation Committee recommended and the board approved executive compensation adjustments to bring our compensation levels in line with our public company peers, which were effective beginning December 16, 2017.

Factors for Determining 2017 Compensation

Performance

One of the primary objectives of our executive compensation program is to motivate our executive officers to achieve strategic goals that our board of directors believes will lead to short-term and long-term value creation for our stockholders. As discussed above, given the nature of our business and our life-cycle stage, these goals are largely tied to advancement of our product pipeline through the attainment of clinical and regulatory milestones, securing adequate funding, and managing our cash resources consistent with forecast and strategic plans. Although our board of directors establishes pre-approved goals in connection with setting the bonus targets, our board retains significant discretion to assess performance in a subjective, non-formulaic manner.

Competitive Assessment

Our board of directors and Compensation Committee believe that examining data from similarly situated companies in our industry and establishing a peer group and reviewing compensation packages offered and paid to similar positions of that peer group provide useful information in evaluating our executive compensation practices, including the structure and levels of compensation that will allow us to attract, retain and motivate our executive officers and also align their interests with those of our stockholders.

In the fourth quarter of 2016, the board of directors of Private Savara reviewed market data from the Radford Pre-IPO Survey, which contained compensation information from a range of similarly situated private biotechnology companies in the U.S., prior to establishing 2017 executive compensation. The board compared the compensation data from the survey against then-current the salary and bonus target levels for the executive officers.

In the fourth quarter of 2017, in consultation with Setren, our Compensation Committee established a peer group for a market assessment of our executive compensation ahead of making its recommendations for changes in executive compensation. For purposes of comparison with other public companies, Setren established, and the Compensation Committee and our management approved, the following peer group:

• Antriabio, Inc. (now Rezolute, Inc.)	• Corvus Pharmaceuticals, Inc.	• Protagonist Therapeutics, Inc.
• Aradigm Corporation	• Curis, Inc.	• Rigel Pharmaceuticals, Inc.
• Ardelyx, Inc.	• Fate Therapeutics, Inc.	• Stemline Therapeutics, Inc.
• Cascadian Therapeutics, Inc.	• Idera Pharmaceuticals, Inc.	• Strongbridge Biopharma plc
• Cidara Therapeutics, Inc.	• Immune Design Corp.	• Sucampo Pharmaceuticals, Inc.
• Codexis, Inc.	• Kura Oncology, Inc.	• Syndax Pharmaceuticals, Inc.
• Conatus Pharmaceuticals Inc. • Corium International, Inc.	• Peregrine Pharmaceuticals (now Avid Bioservices, Inc.)	• Voyager Therapeutics, Inc.

To effectively recruit, retain and motivate key employees, we believe our executive compensation must be competitive within the peer group in which we compete, while also aligned with the interest of our stockholders. The review conducted against similar positions in the peer group approved by our Compensation Committee indicated that actual total direct compensation levels for the NEOs were below the median. The information resulting from this market assessment was a factor in the Compensation Committee’s recommendations for changes in executive compensation at the end of 2017, which were intended to adjust the compensation of the executive officers following the Merger to reflect the changes in responsibilities and transition to being executives of a publicly held company.

Private Savara Factors

In addition to the performance of the executives and the competitive landscape, when determining executive compensation levels in December 2016, the Private Savara board of directors considered the company’s then-current position as a private company, as well as its financing position and need to conserve cash.

Executive Compensation Components

Base Salary

The purpose of the base salary component of our executive compensation program is to provide a level of income that allows us to attract and retain executive talent and mitigate pressure to focus on stock price performance to the detriment of other important aspects of our business by providing an element of income stability and security. The base salary represents fixed cash compensation recognizing individual performance, scope of responsibility, leadership skills and experience, and it compensates an executive for performing his or her job responsibilities on a day-to-day basis. The base salaries of our executive officers are initially established through arm’s-length negotiation at the time of hire. Base salaries are then reviewed at least annually by the Compensation Committee and may be adjusted to realign with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee also evaluates an executive officer’s base salary in the context of the executive’s other compensation components to ensure that the executive’s compensation package is in line with our overall compensation philosophy and objectives as discussed above.

In December 2016, the board of directors of Private Savara reviewed the base salaries of its executive officers for 2017. At that time, Private Savara was in negotiations with Mast regarding the Merger and considering various financing alternatives. When reviewing the base salaries, the Private Savara board of directors considered data from market surveys regarding the base salaries of executive officers in comparable positions at other life sciences companies as described above under “Factors for Determining 2017 Compensation—Competitive Assessment.” Additional factors included, but were not limited to, company size, stage of development of a company’s lead product candidate, and geographic location. The board of directors also considered the company’s need to conserve cash, as well as the individual experience level and past performance of each executive officer in light of the company’s needs and objectives, and whether the executive officer was expected to have increased responsibilities relative to the prior year.

In December 2016, the board of directors of Private Savara determined that base salaries for Mr. Neville and Dr. Jouhikainen should remain unchanged from their 2016 levels. Mr. Lowrance joined Private Savara in the fourth quarter of 2016 and his salary was therefore not considered in the review. The 2017 base salaries for the executive officers of Private Savara were as follows:

Executive Officer	2017 Salary ($)
Robert Neville	302,500
Taneli Jouhikainen	302,500
Dave Lowrance	302,500

In December 2017, our Compensation Committee, as reconstituted following the Merger, reconsidered the base salary levels of our named executive officers. The Compensation Committee considered the recommendations of Setren and reviewed data from the Radford Life Science Index and the compensation practices of a peer group of comparable companies. Their review considered, among other factors, that our levels of base salary reflected the prior private company compensation practices of Private Savara, which were established when Private Savara had limited cash resources prior to the Merger and subsequent public offerings and were not adjusted subsequent to the Merger to reflect the changes in responsibilities and transition to being executives of a publicly held company. Following its review and consideration of the Setren recommendations and Radford data, the Compensation Committee recommended increases in the base salaries of our named executive officers to the board of directors as set forth below, which the board of directors approved. The changes were effective as of December 16, 2017.

Executive Officer	Salary ($)
Robert Neville	525,000
Taneli Jouhikainen	525,000
Dave Lowrance	365,000

Annual Cash Incentives

Although we do not have a written bonus plan, the board of directors sets performance targets annually for each of the named executive officers, and the named executive officers receive bonuses at the end of each year based on achievement of those targets. These bonuses are designed to motivate our executive officers to achieve near-term goals and are intended to reward the attainment of annual corporate and individual goals that we believe will enhance the long-term value of our company.

In December 2016, the board of directors of Private Savara determined the target bonus amounts and the performance targets for 2017. The target amounts were 30% of base salary for each of the chief executive officer, chief operating officer and chief financial officer of Private Savara. The total bonus opportunity was based on the achievement of certain performance goals. For Mr. Neville, the board determined that the achievement of companywide goals established by the chief executive officer and the board of directors would represent 100% of the target bonus award. For each of Dr. Jouhikainen and Mr. Lowrance, the board determined that the achievement of companywide goals established by the chief executive officer and the board of directors would represent 75% of the target bonus award and 25% of the award would be determined at the discretion of the chief executive officer.

Due to the nature of the company’s business, as well as the ongoing Merger negotiations and Private Savara’s financing objectives at the time the companywide goals were established by the Private Savara board of directors, the companywide goals for 2017 were intended to focus the management team on advancing the company’s product candidates and completing a substantial equity financing transaction. Specifically, the fiscal 2017 corporate performance goals for Private Savara were:

•	Complete a financing;

•	Enrollment of 51 patients in the Molgradex IMPALA study in the second quarter;

•	Enroll the first patient in the Phase 3 trial for AeroVanc in the third quarter;

•	Expand the IMPALA trial; and

•	Submission of an Investigational New Drug application, or IND, for PAP in the fourth quarter.

In July 2017, the Compensation Committee met to review year-to-date performance against the 2017 corporate goals. The Compensation Committee determined that three of the five goals set at the December 2016 meeting had had been met by that date. Specifically, the enrollment goal for the Molgradex IMPALA study, the financing goal, and the goal related to the expansion of the IMPALA trial had been accomplished. For that reason, the Compensation Committee determined that 60% of the amount of the bonus payable with respect to the achievement of the companywide performance targets should be paid to the executives, as well as an additional amount at the discretion of the Compensation Committee for the performance of the executives during the first half of the year. The aggregate amount of the mid-year bonus approved for each of Mr. Neville, Dr. Jouhikainen and Mr. Lowrance was $70,837.

In December 2017, the Compensation Committee met to review performance against the remaining 2017 corporate goals and to recommend bonus amounts to our board of directors. The Compensation Committee determined that both of the companywide performance targets had been met. With regard to the discretionary portion of the bonuses, for each of the applicable executive officers, it was determined that their individual performance merited receipt of the full discretionary portion of the bonus.

The Compensation Committee also considered whether additional bonus amounts should be paid in light of the transition of the executives to being executives of a public company and our overall performance in 2017. In making that consideration, the Compensation Committee considered market data and recommendations from Setren, which included data regarding market bonus amounts from the Radford Life Science Index and the compensation practices of a peer group of comparable companies. As with the review of the base salaries, this review concluded, that our bonus target amounts reflected the prior private company compensation practices of Private Savara and lagged those of our public company peers. In addition, the Compensation Committee considered our performance with regard to items that were not considered when the performance targets were set, including the consummation of the Merger, the completion of two follow-on public offerings, the expansion of Molgradex to include the treatment of nontuberculous mycobacterial, or NTM, lung infection, the uplisting of our common stock to the Nasdaq Global Select Market, the addition of our company to the Nasdaq Biotechnology Index and the receipt of a $5 million award from the Cystic Fibrosis Foundation. After reviewing the various factors, the Compensation Committee recommended the payment of additional bonus amounts to our executives.

The following table sets forth the total awards recommended by the Compensation Committee and approved by our board of directors in December 2017:

Executive Officer	Title	Bonus ($)
Rob Neville	Chief Executive Officer	296,662
Taneli Jouhikainen	President and Chief Operating Officer	296,662
Dave Lowrance	Chief Financial Officer	108,012

Long-Term Incentive Awards – Stock Options

We believe that stock-based compensation, such as stock options, serves to further align the interests of our executive officers with those of our stockholders, reward long-term value-creation, and increase retention, and it is therefore a significant element of our executive compensation. We typically grant options to our employees, including executives, upon the commencement of their employment and make additional grants on an annual basis as part of the annual review of performance and compensation. Option awards typically vest on a quarterly basis over a four-year period following the grant date. All option awards typically have a 10-year term.

Because vesting occurs over multiple years and only if the employee continues to be employed with us at the time of vesting and because a stock option becomes valuable only if our stock price is greater at the time an option is exercised than it was at the time the option was granted, our board of directors believes these equity awards encourage our employees to remain with our company, promote a long-term perspective on corporate success, directly incentivize the NEOs to build long-term value, and align the interests of our employees, including the NEOs, with our stockholders. The multi-year vesting feature and 10-year term also foster employee retention.

In December 2016, the board of directors of Private Savara considered option grants to employees, including the executive officers, in connection with their annual performance and compensation review process. When determining the size of option awards to be granted, the board of directors considered, among other things, comparative industry data from market surveys, each executive officer’s ownership in Private Savara, the number of shares available under the Private Savara equity plan, the desirable run rate, the company’s performance, and each employee’s individual role, responsibilities and performance.

In December 2017, our Compensation Committee and our board of directors considered option grants to our employees, including our NEOs, in connection with the annual performance and compensation review process. However, due to the limited number of shares available under our 2015 Omnibus Incentive Plan, the Compensation Committee and the board of directors determined it would not make option grants to our NEOs at that time.

Other Elements of Compensation

We maintain broad-based benefits that are provided to all regular, full-time employees (including the NEOs), including health, dental and vision insurance, health savings accounts with company contribution, disability insurance, paid time off, and a 401(k) plan with company match potential. We believe these benefits enable us to offer competitive compensation packages and support employee focus and productivity.

We did not provide any of the NEOs with perquisites in 2017 that exceeded $10,000 in the aggregate for any person.

Executive Employment Agreements

We believe that concerns about potential job loss or the possibility or occurrence of a change-in-control can create uncertainty for our named executive officers that may negatively affect their performance. In late 2016, the board of directors of Private Savara engaged Setren to provide data regarding severance and change of control arrangements among similarly situated companies in order for the board to determine what arrangements would be appropriate for the company to serve as a tool for retaining key talent consistent with market practices. Following the review, the Private Savara board of directors determined new employment agreements should be entered into with each of Robert Neville, Taneli Jouhikainen, and David Lowrance, and the employment agreements were entered into in March 2017. Those agreements remained in place with Savara following the Merger.

The employment agreements with each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance provide for the severance benefits described below under “Potential Payments upon Termination or Change in Control” upon a qualifying termination of employment and the executive’s compliance with certain post-termination obligations, including delivery of a general release of claims.

Results of “Say on Pay” Advisory Vote on Executive Compensation

Our stockholder advisory votes on executive compensation are held every three years. The most recent stockholder advisory vote occurred at the Mast 2016 annual meeting of stockholders, which was prior to the Merger. As discussed above, in connection with the Merger, the management team of Mast was replaced with the management team of Private Savara, and a majority of the board of directors of Mast was replaced with the directors of Private Savara. Additionally, the compensation of our current executive officers that was in place for nearly all of 2017 was determined by the board of directors of Private Savara. For those reasons, the 2016 stockholder advisory vote was not relevant to our compensation practices in 2017. However, the Compensation Committee intends to monitor the results of future advisory votes and will consider such results in making its executive compensation recommendations to our board of directors.

Mast 2017 Compensation Discussion and Analysis

Background

In determining executive compensation for 2017, the Mast compensation committee considered the results of the Phase 3 clinical study of vepoloxamer and the subsequent negotiation and execution of the Merger Agreement on January 6, 2017, taking into account that the Merger would result in a change in control of Mast. On January 17, 2017, the Mast compensation committee recommended and the Mast board of directors made the compensation-related decisions described below in furtherance of retaining, rewarding and incentivizing the remaining Mast executive officers’ continuing efforts to help the company achieve its goals through the closing of the Merger and to obtain agreement and clarity regarding the effect of the change in control on outstanding stock options held by the then-current employees and directors. The Mast board of directors’ determined in January 2017 that there would be no base salary increases for 2017 or awards under the Mast 2016 Executive Incentive Plan.

2017 Retention/Performance Bonus

To reward the Mast executive officers for their contributions in negotiating the Merger Agreement and incentivize them to continue employment through consummation of the Merger, the Mast compensation committee recommended and the board of directors approved a retention/performance bonus payable 50% in a single sum cash payment and 50% in a grant of restricted stock units (RSUs) for the employees then serving as executive officers, with payment of the cash award and vesting of the RSUs contingent upon consummation of the Merger on or before July 6, 2017, the executive officer’s continued service with us until that event, and the executive officer’s delivery of a general release of claims in the company’s favor. The amounts of these awards are as set forth in the table below:

Named Executive Officer	Cash Award ($)	RSU Award (# of units)
Brian Culley	53,575	5,467
Brandi Roberts	27,300	2,786
Edwin Parsley	31,900	3,255
Shana Hood	24,500	2,500

The RSUs were granted under our stockholder-approved 2015 Omnibus Incentive Plan. Each RSU represents a right to receive one share of our common stock. The number of RSUs granted to each executive officer is the quotient of the amount of the cash award for the executive officer divided by the closing sales price of our common stock on the date the Mast board approved these awards, which was $9.80 per share.

Restricted Stock Units Awards

To further incentivize the executive officers to continue efforts to help Mast achieve its goals through the Merger, as well as to reduce the fully-diluted share count and maximize the exchange ratio set forth in the Merger Agreement for the benefit of our stockholders, the Mast compensation committee determined it would be in the best interests of our company and stockholders to reach an agreement and understanding with the Mast executive officers that all of their outstanding and unexercised stock options would be cancelled immediately prior to, but contingent upon, the consummation of the Merger, without any accelerated vesting to which they otherwise may be entitled. Accordingly, upon recommendation of the Mast compensation committee, the Mast board of directors approved RSU awards to the individuals then serving as executive officers. In accordance with the notices of grant and agreements governing these awards, the RSUs were granted under our 2015 Omnibus Incentive Plan and vested in full if the executive officer was providing services to us on the date the Merger was consummated or immediately prior to such date. In addition, in accordance with the notices of grant and agreements governing the RSUs, all of the Mast executive officers’ outstanding and unexercised stock options were cancelled immediately prior to, but contingent upon, the consummation of the Merger and ceased to be exercisable as of such date without any accelerated vesting. The amounts of these RSU awards to the Mast executive officers are set forth in the table below:

Named Executive Officer	RSU Award (# of units)
Brian Culley	28,364
Brandi Roberts	9,927
Edwin Parsley	9,524
Shana Hood	3,979

Prohibition on Hedging the Economic Risk of Ownership in Our Securities

For a description of restrictions related to hedging, please see the section entitled “Prohibition on Hedging and Speculative Transactions Involving our Securities.”

Compensation Risk Assessment

The Compensation Committee’s responsibilities include evaluating our executive compensation program to confirm that it does not incentivize excessive risk-taking. Our executive compensation program includes a mix of different types of compensation (base salary, annual performance-based cash bonuses, and long-term equity incentive awards), which provides balance between fixed and performance-based compensation and as to the timing of pay realization. We also believe that our compensation program encourages and rewards prudent business judgment and incentivizes executive officers to achieve near-term goals but not to the detriment of long-term value creation, which further aligns the interests of the executive officers with those of our stockholders. Based on its latest review, the Compensation Committee concluded that our executive compensation program does not create risks that are reasonably likely to have a material adverse impact on our company.

Conclusion

Attracting, retaining and motivating key employees is essential to creating stockholder value. We believe offering a competitive compensation program with the appropriate mix of base salary and performance-based compensation, including a substantial equity component, and providing for post-termination compensation in certain circumstances, helps us achieve our business objectives and aligns the interest of our executive officers with those of our stockholders. We believe that our 2017 executive compensation was appropriate in that regard.

Compensation Committee Interlocks and Insider Participation

During 2017, prior to the Merger, the Compensation Committee consisted of Dr. Dittrich, Mr. Greenleaf and Mr. Pauls, and after the Merger, the Compensation Committee consisted of Mr. Elam, Dr. McCracken and Mr. Pauls. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or served during 2017, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Committee Report

The compensation committee of the board of directors of Savara Inc. has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Nevan Elam

Joseph McCracken

Matthew Pauls

The material in the foregoing Compensation Committee Report is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference in any filing of Savara under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth compensation information for the NEOs for the years ended December 31, 2017, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1) (2)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)		Total ($)
Robert Neville (5)(6)	2017	210,938	276,750	—	—	90,750	21,750	(7)	600,188
Chief Executive Officer
Taneli Jouhikainen (6)	2017	210,938	276,750	—	—	90,750	21,750	(7)	600,188
Chief Operating Officer & President
Dave Lowrance (6)	2017	204,271	88,100	—	—	90,750	6,000		389,121
Chief Financial Officer & Secretary
Brian M. Culley (8)	2017	128,580	53,575	—	350,493	—	1,049,589	(9)	1,582,237
Former Chief Executive Officer	2016	428,600		359,172	—	—	17,160		804,932
	2015	419,175		1,286,155	—	171,862	17,490		1,894,682
Brandi L. Roberts	2017	100,800	27,300		131,709		353,303	(10)	613,112
Former Chief Financial Officer & Senior Vice President	2016	312,000		167,629	—	—	16,589		496,218
	2015	300,000		494,418	—	73,800	17,310		885,528

Edwin Parsley	2017	100,959	31,900		132,397	—	475,329	(11)	740,585
Former Chief Medical Office & Senior Vice President	2016	364,575		167,629	—	—	19,409		551,613
	2015	353,100		637,327	—	101,340	65,916		1,157,683

Shana Hood (12)	2017	88,846	24,500	—	67,126	—	301,757	(13)	482,229
Former General Counsel, Vice President & Secretary	2016	280,000		119,714	—	—	16,512		416,226

(1)	Amounts shown in this column do not reflect compensation actually received by the NEO. The amounts in this column represent the aggregate grant date fair value of option or stock awards, as applicable, granted to the NEO in the year indicated, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.
(2)	Pursuant to the terms of the RSUs described above under “Compensation Discussion and Analysis—Mast 2017 Compensation Discussion and Analysis,” all of the outstanding stock options held by Mr. Culley, Ms. Roberts, Dr. Parsley and Ms. Hood were cancelled immediately prior to, and contingent upon, consummation of the Merger.
(3)	We paid the amounts set forth in this column pursuant to the terms of the Mast 2015 Executive Incentive Plan and the Private Savara plan described above under “Compensation Discussion and Analysis—Annual Cash Incentives,” as applicable. No awards were made under the Mast 2016 Executive Incentive Plan.
(4)	Unless otherwise noted, the amounts in this column consist of (a) employer 401(k) plan matching contributions, (b) premiums paid for life insurance policies for the benefit of the NEO (for the former Mast executives only), and (c) employer contributions to health savings accounts (for our current executives).
(5)	Mr. Neville also served as a member of our board of directors, but he did not receive any additional compensation for such service.
(6)	Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance were not NEO’s prior to April 27, 2017. Accordingly, this table does not include pre-Merger 2017, 2016, and 2015 compensation information for Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance.
(7)	Includes $18,000 in employer 401(k) plan matching contributions.
(8)	Mr. Culley also served as a member of our board of directors until April 27, 2017, but he did not receive any additional compensation for such service.
(9)	Includes $923,519 severance payment, $8,242 holiday pay, and $115,392 vacation pay for Mr. Culley.
(10)	Includes $250,372 severance payment, $6,000 holiday pay, $62,400 vacation pay, and $32,293 in consulting fees for Ms. Roberts.
(11)	Includes $297,823 severance payment, $8,413 holiday pay, $4,207 sick pay, $54,380 vacation pay and $107,292 in consulting fees for Dr. Parsley.
(12)	Ms. Hood was not an NEO for the year ended December 31, 2015. Accordingly, this table does not include 2015 compensation information for Ms. Hood.
(13)	Includes $234,391 severance payment, $6,462 holiday pay, and $58,692 vacation pay for Ms. Hood.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to the NEOs for the year ended December 31, 2017:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
		Threshold ($)	Target ($)		Maximum ($)
Brian M. Culley	1/17/2017	—	—		—	33,831	350,493
Brandi L. Roberts	1/17/2017	—	—		—	12,713	131,709
Edwin L. Parsley	1/17/2017	—	—		—	12,779	132,397
Shana Hood	1/17/2017	—	—		—	6,479	67,126
Robert Neville		—	90,750	(3)	—	—	—
Taneli Jouhikainen		—	90,750	(3)	—	—	—
Dave Lowrance		—	90,750	(3)	—	—	—

(1)	The annual incentive plan provides only for a target payment amount, and not a threshold or maximum amount.
(2)	Amounts shown in this column do not reflect compensation actually received by the NEO. The amounts in this column represent the aggregate grant date fair value of option or stock awards, as applicable, granted to the NEO in the year indicated, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.
(3)	The amounts reported represent the performance-based incentive cash awards each NEO could earn pursuant to our executive bonus plan for the year ended December 31, 2017, as described above under “Compensation Discussion and Analysis—Annual Cash Incentives” above. The actual amounts earned for the year ended December 31, 2017 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth information regarding outstanding equity awards held by the NEOs as of December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($/sh)	Option Expiration Date
Robert Neville	99,620		—		0.65	9/14/2022
	48,572	(2)	16,190	(2)	0.65	12/16/2024
	87,900	(3)	87,900	(3)	1.46	12/15/2025
	36,625	(4)	109,875	(4)	1.76	12/15/2026
Taneli Jouhikainen	52,740		—		0.65	12/14/2022
	87,900	(3)	87,900	(3)	1.46	12/15/2025
	36,625	(4)	109,875	(4)	1.76	12/15/2026
Dave Lowrance	31,894	(5)	95,684	(5)	1.51	10/25/2026

(1)	The vesting schedules described for each option in this table are subject to the NEO’s continued service to our company and to acceleration in connection with an involuntary termination in connection with a change of control, as described below under “Potential Payments upon Termination or Change in Control—Executive Employment Agreements.”

(2)	This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on March 16, 2015 and will vest and become exercisable on a calendar quarter basis thereafter.
(3)	This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on March 15, 2016 and will vest and become exercisable on a calendar quarter basis thereafter.
(4)	This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on March 15, 2017 and will vest and become exercisable on a calendar quarter basis thereafter.
(5)	This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on January 25, 2017 and will vest and become exercisable on a calendar quarter basis thereafter.

Option Exercises and Stock Vested in Fiscal Year 2017

During the year ended December 31, 2017, none of the NEOs exercised stock options. The following table provides information, on an aggregate basis, regarding stock awards that vested during 2017 for each of the NEOs:

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting ($)
Robert Neville	8,159	61,357
Taneli Jouhikainen	20,270	182,887
Dave Lowrance	—	—
Brian M. Culley	33,831	296,360
Brandi L. Roberts	12,713	111,366
Edwin L. Parsley	12,779	111,944
Shana Hood	6,479	56,756

Pension Benefits

We do not maintain any plan that provides for payments or other benefits at, following, or in connection with retirement, other than a 401(k) plan.

Nonqualified Deferred Compensation

We do not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

Executive Employment Agreements

As discussed above under “Compensation Discussion and Analysis,” in March 2017, Private Savara entered into executive employment agreements with each of Robert Neville, Taneli Jouhikainen, and David Lowrance, which remained in place with Savara following the Merger. Those executive employment agreements require us to make specified payments and provide specified benefits related to their outstanding stock option awards in the event of a qualifying termination of employment, subject to the officer’s compliance with the terms and conditions in the agreement.

The employment agreements with each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance provide that if we terminate Mr. Neville’s, Dr. Jouhikainen’s, or Mr. Lowrance’s employment other than for “cause” (as defined in the agreements), death, or disability, or Mr. Neville, Dr. Jouhikainen, or Mr. Lowrance resigns from such employment for “good reason” (as defined in the agreements) and such termination occurs outside of the period beginning three months prior to, and ending 12 months following, a “change of control” (as defined in the agreements) (the “change of control period”), then, subject to the executive timely signing and not revoking a separation agreement and release of claims agreement, each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance would be entitled to receive:

•	a lump sum payment equal to (i) six months of his then-current base salary plus (ii) a pro-rated portion of his target bonus based on the number of days he was employed by our company during the relevant performance period;

•	reimbursements for payments the executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date six months from the termination date or (ii) the date upon which he and/or his eligible dependents becomes covered under similar plans; and

•	accelerated vesting as to the number of shares that would have otherwise vested pursuant to his equity awards had he remained employed by our company for 12 months following his termination date.

The executive employment agreements also provide that if we terminate Mr. Neville’s, Dr. Jouhikainen’s, or Mr. Lowrance’s employment other than for cause, death, or disability, or Mr. Neville, Dr. Jouhikainen, or Mr. Lowrance resign from such employment for good reason and such termination occurs during the change of control period, then, subject to the executive timely signing and not revoking a separation agreement and release of claims agreement, each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance would be entitled to receive:

•	a lump sum payment equal to (i) 12 months of his then-current base salary plus (ii) 100% of his target bonus;

•	a taxable lump sum payment equal to the amount he would pay for continued healthcare coverage pursuant to COBRA for 12 months from the termination date; and

•	accelerated vesting as to 100% of his equity awards.

Potential Payments Upon a Qualifying Termination of Employment

The following table sets forth quantitative estimates of the benefits that would have accrued to each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance pursuant to their respective employment agreements and our vacation policy if there had been a qualifying termination of his/her employment on December 31, 2017. In connection with the Merger on April 27, 2017, the employment of Mr. Culley, Ms. Roberts, Dr. Parsley and Ms. Hood was terminated, and consequently they are excluded from the table. See the table below under “Potential Payments upon a Qualifying Termination of Employment due to Change in Control” for the actual benefits they received in connection with their termination.

Name	Cash Severance Based on Salary and Bonus ($) (1)	Cost to Continue Health Insurance ($)	Value of Accelerated Equity Awards ($) (2)	Value of Accrued Vacation ($)	Total ($)
Robert Neville	262,500	9,356	1,296,843	—	1,568,699
Taneli Jouhikainen	262,500	9,185	1,067,106	—	1,338,791
Dave Lowrance	182,500	15,220	425,147	10,754	633,621

1)	Calculated using the annual base salary in effect as of December 31, 2017. As described above under “Potential Payments upon Termination or Change in Control,” in the event of a qualifying termination each of Mr. Neville, Dr. Jouhikainen and Mr. Lowrance is entitled to a pro-rated portion of his target bonus based on the number of days he was employed by our company during the relevant performance period. As of December 31, 2017, the 2017 bonus amounts for each executive had been paid and the 2018 performance period had not yet begun, so the executives would not have been entitled to any severance amounts related to their target bonuses as of such date.
2)	Calculated using the closing sale price of our common stock on December 29, 2017.

Potential Payments upon a Qualifying Termination of Employment due to Change in Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance pursuant to their respective employment agreements and our vacation policy if there had been a change in control of our company and qualifying termination of the NEOs’ employment on December 31, 2017. In connection with the Merger on April 27, 2017, the employment of Mr. Culley, Ms. Roberts, Dr. Parsley and Ms. Hood was terminated, and consequently, the amounts in the table below reflect their actual benefits.

Name	Cash Severance Based on Salary and Bonus ($)		Cost to Continue Health Insurance ($)	Value of Accelerated Equity Awards ($) (1)		Value of Accrued Vacation ($)	Total ($)
Brian M. Culley (2)	923,519		45,436	296,359	(3)	123,635	1,388,949
Brandi L. Roberts (4)	250,372		17,038	111,367	(3)	6,000	384,777
Edwin L. Parsley (5)	297,823		17,038	111,944	(3)	67,000	493,805
Shana Hood (6)	234,391		17,038	56,757	(3)	65,154	373,340
Robert Neville	525,000	(7)	18,719	2,843,003	(8)	—	3,648,722
Taneli Jouhikainen	525,000	(7)	18,370	2,613,267	(8)	—	3,156,637
Dave Lowrance	365,000	(7)	28,279	1,275,455	(8)	10,754	1,679,488

1)	Pursuant to the terms of the RSUs described above under “Compensation Discussion and Analysis—Mast 2017 Compensation Discussion and Analysis,” all of the outstanding stock options held by Mr. Culley, Ms. Roberts, Dr. Parsley and Ms. Hood were cancelled immediately prior to, and contingent upon, consummation of the Merger.
2)	Amounts represent actual payments remitted to Mr. Culley pursuant to the Separation Agreement and General Release of Claims entered into by and between Brian M. Culley and Mast Therapeutics, Inc. on April 13, 2017.
3)	Calculated using the closing sale price of our common stock on April 28, 2017, the trading day immediately following the Merger consummation.
4)	Amounts represent actual payments remitted to Ms. Roberts pursuant to the Separation Agreement and General Release of Claims entered into by and between Brandi L. Roberts and Mast Therapeutics, Inc. on April 13, 2017.
5)	Amounts represent actual payments remitted to Dr. Parsley pursuant to the Separation Agreement and General Release of Claims entered into by and between Edwin L. Parsley and Mast Therapeutics, Inc. on April 13, 2017.
6)	Amounts represent actual payments remitted to Ms. Hood pursuant to the Separation Agreement and General Release of Claims entered into by and between Shana Hood and Mast Therapeutics, Inc. on April 13, 2017.
7)	Calculated using the annual base salary in effect as of December 31, 2017. As described above under “Potential Payments upon Termination or Change in Control,” in the event of a qualifying termination each of Mr. Neville, Dr. Jouhikainen and Mr. Lowrance is entitled to 100% of his target bonus. As of December 31, 2017, the 2017 bonus amounts for each executive had been paid and the 2018 performance period had not yet begun, so the executives would not have been entitled to any severance amounts related to their target bonuses as of such date. Calculated using insurance premiums in effect as of December 31, 2017.
8)	Calculated using the closing sale price of our common stock on December 29, 2017.

As described above under the heading “Mast 2017 Compensation Discussion and Analysis,” each of Mr. Culley, Ms. Roberts and Ms. Hood also received a 2017 Retention/Performance Bonus payable upon the closing of the Merger and an RSU award that became fully vested upon the closing of the Merger. In accordance with the agreements governing the RSUs, all of the outstanding and unexercised options held by the NEOs were cancelled immediately prior to, and contingent upon, the consummation of the Merger.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the year ended December 31, 2017.

The median of the annual total compensation of all employees of our company, except our CEO, for 2017 was $367,864, and the annual total compensation for our CEO, Mr. Neville, for 2017 was $701,021. As a result, our CEO’s 2017 annual total compensation was approximately 1.91 times that of the median annual total compensation of all employees of our company.

We identified the median employee based on the total annual compensation, as determined using the Summary Compensation Table methodology set out in item 402(c)(2)(x) of regulation S-K, of all full-time and part-time employees as of December 31, 2017. In making the calculation, we used an annualized compensation amount for employees who were employed less than the full year. As described above under “Compensation Discussion and Analysis—Merger with Mast Therapeutics,” as a result of the Merger, the executive officers of Mast, including the CEO, were replaced with the management of Private Savara in April 2017. In calculating the compensation of our CEO, we elected to annualize Mr. Neville’s compensation.

	Median Employee ($)	CEO ($)
Salary	146,528	311,771
Bonus	—	276,750
Stock Awards	173,057	—
Non-Equity Incentive Plan Compensation	42,082	90,750
All Other Compensation	6,197	21,750

Total Compensation	367,864	701,021

DIRECTOR COMPENSATION

The following table shows compensation information for the individuals who served as non-employee directors during the year ended December 31, 2017. Mr. Neville and Mr. Culley did not receive any additional compensation for their service as directors.

Director Compensation for Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3)	Total ($)
Matthew Pauls (4)	55,157	6,739	13,125	75,021
Howard C. Dittrich (4) (5)	20,830	9,462	—	30,292
Peter Greenleaf (4) (5)	16,398	6,740	—	23,138
David A. Ramsay (4)	54,621	11,834	13,125	79,580
Joe McCracken	20,000	—	41,842	61,842
Nevan Elam	22,500	—	41,842	64,342
Rick Hawkins	21,250	—	41,842	63,092
Yuri Pikover	21,250	—	41,842	63,092

1)	Amounts in this column do not reflect compensation actually received by the directors. The amounts in this column represent the aggregate grant date fair value of option awards granted to the directors in 2017, calculated in accordance with the provisions of FASB ASC Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.
2)	As of December 31, 2007, none of our non-employee directors held unvested RSUs.
3)	As of December 31, 2017, our non-employee directors had option awards outstanding to purchase the following number of shares of our common stock:

Name	Shares Underlying Outstanding Options
Matthew Pauls	3,750
David A. Ramsay	3,750
Joe McCracken	45,063
Nevan Elam	62,294
Rick Hawkins	59,950
Yuri Pikover	45,063

4)	In accordance with the applicable notices of grant and agreements governing RSUs granted to the Mast directors in January 2017, the outstanding stock options held by the directors were cancelled immediately prior to, and contingent upon, consummation of the Merger.
5)	Resigned from our board effective April 27, 2017 in connection with the Merger.

Overview of Non-Employee Director Compensation

With the assistance of the Compensation Committee, our board of directors periodically reviews and evaluates the director compensation policy and adopts changes designed to allow us to recruit and retain individuals with the requisite experience, skills and characteristics for membership on our board of directors.

As a result of the Merger, on April 27, 2017, two of the then-serving non-employee directors resigned, and the four non-employee directors of Private Savara were appointed to our board of directors.

Prior to the Merger, Mast’s policy with regard to non-employee director compensation was that non-employee directors received a combination of cash compensation in the form of a fixed retainer and equity compensation in the form of stock option awards. Additionally, Mast reimbursed directors for travel and other reasonable out-of-pocket expenses related to attendance at meetings of the board of directors and its committees. Non-employee directors did not receive meeting attendance fees, except in the case of service on ad hoc or special committees established by the board. Each non-employee director who served on an ad hoc or special committee was eligible to receive $1,000 for each meeting attended whether attendance was in person or by telephone, videoconference or other comparable communication device. During 2017, the strategic transactions committee established by the board of directors in 2016 that consisted of Howard Dittrich, Matthew Pauls, David Ramsay and Peter Greenleaf met three times.

The practice of Private Savara had been to compensate the non-employee directors for their service solely with annual equity awards and not cash payments. Private Savara also reimbursed directors for travel and other reasonable out-of-pocket expenses related to attendance at meetings of the board of directors and its committees.

Following the Merger, the two non-employee directors continuing from the Mast board of directors, Mr. Pauls and Mr. Ramsay (the “Legacy Mast Directors”), continued to receive payments substantially in accordance with Mast’s director compensation policy. During 2017, those non-employee directors received a combination of cash compensation in the form of a fixed retainer and equity compensation in the form of stock option awards. The non-employee directors that joined our board of directors in connection with the Merger (the “Legacy Savara Directors”) did not receive compensation for board service until December 2017, which was in line with the practices of Private Savara. At that time, our Compensation Committee undertook an analysis similar to the one performed for the executive officers described above to evaluate the compensation of the non-employee directors. It was determined that the Legacy Savara Directors should receive a cash payment and an option award to bring their compensation in line with that of the other non-employee directors. In addition, the board of directors adopted a new non-employee director compensation plan to go into effect beginning in 2018.

Retainer

The following table reflects the amount of the cash retainer paid to each Legacy Mast Director under the Mast director compensation policy based on the director’s role on the board and its committees. The amounts set forth in the following table are annualized amounts, which were paid in four equal installments on a quarterly basis.

2017 Cash Retainer

	Chairperson	Member
Board of Directors	$60,000	$35,000
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Governance Committee	10,000	5,000

Additionally, as noted above, each Legacy Savara Director received a cash payment in December 2017.

Equity Compensation

Stock Option Awards

During 2017, each of our non-employee directors was granted an option to purchase 3,750 shares of our common stock. Each of the options will vest and become exercisable in six substantially equal monthly installments of 1/6th of the shares subject to the option at the end of each successive month following the date of grant, subject to the director’s continuing services (as defined in the 2015 Omnibus Incentive Plan).

Each stock option award granted pursuant to our director compensation policy will be granted under the 2015 Omnibus Incentive Plan, or any amendment or restatement thereof, will have an exercise price per share equal to the fair market value (as defined in the 2015 Omnibus Incentive Plan) of a share of our common stock on the date the option award is granted, and will have a term equal to the shorter of (i) ten years from the date the option award is granted (subject to a 30-day extension in certain limited circumstances) and (ii) three years from the date such non-employee director ceases to provide services (as defined in the 2015 Omnibus Incentive Plan) to us for any reason other than such director’s death or disability. In addition, in the event of a change of control of our company, each option award will vest and become exercisable on the day prior to the date of the change in control if the director is then providing services (as defined in the 2015 Omnibus Incentive Plan), and each option award will terminate on the date of the change in control to the extent not exercised.

Restricted Stock Unit Awards

On January 17, 2017, to reduce our fully-diluted share count and maximize the exchange ratio set forth in the Merger Agreement for the benefit of our stockholders and reach an understanding and agreement with our directors that all of their outstanding and unexercised stock options would be cancelled upon consummation of the Merger, upon the recommendation of the compensation committee, our board of directors approved a grant of RSUs to each non-employee director under the 2015 Omnibus Incentive Plan in the amounts set forth in the table below. Each RSU represents a right to receive one share of our common stock. The RSUs vested in full if the director was providing services to our company on the date the Merger was consummated or immediately prior to such date. In addition, in accordance with the applicable notices of grant and agreements governing these RSUs, all of the outstanding and unexercised stock options held by the directors were cancelled immediately prior to, but contingent upon, the consummation of the Merger and ceased to be exercisable as of such date without any accelerated vesting.

Name	RSU Awards (# of units)
Matthew Pauls	650
Howard C. Dittrich	913
Peter Greenleaf	650
David A. Ramsay	1,142

AUDIT COMMITTEE REPORT

Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. Under its charter, the audit committee oversees our accounting and financial reporting process and audits of our financial statements on behalf of our board of directors. Each of the members of the audit committee meets the applicable independence standards and qualification requirements.

The audit committee appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor for fiscal year 2017. As such, PricewaterhouseCoopers LLP was responsible for expressing an opinion on our annual financial statements based on an audit conducted in accordance with the standards established by the Public Company Accounting Oversight Board.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2017 with our management;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;

•	reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence; and

•	based on the foregoing reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2018.

AUDIT COMMITTEE

David A. Ramsay, Chair
Richard J. Hawkins
Yuri Pikover

The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Savara specifically incorporates it by reference into such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2018. We are asking our stockholders to ratify this appointment. See “Proposal 4 – Ratification of Independent Registered Public Accounting Firm” below.

Change of Independent Registered Public Accounting Firm

On May 26, 2017, Mayer Hoffman McCann P.C. (“MHM”) was dismissed as our independent registered public accounting firm. The decision to change accounting firms was approved by the audit committee.

During the fiscal year ended December 31, 2016, and the subsequent interim period through May 26, 2017 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of MHM would have caused MHM to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The report of MHM on our consolidated financial statements for the year ended December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report included an explanatory paragraph related to the uncertainty of our ability to continue as a going concern.

In accordance with Item 304(a)(3) of Regulation S-K, we provided MHM with a copy of the above disclosures and requested that MHM furnish us with a letter addressed to the SEC stating whether or not MHM agrees with our statements above. A copy of MHM’s letter, dated May 30, 2017, stating its agreement with such statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 25, 2017.

On May 25, 2017, the audit committee approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Merger, PricewaterhouseCoopers LLP served as the auditor of Aravas.

PricewaterhouseCoopers LLP also served as the principal accountants for our company from June 28, 2011 until March 30, 2016, and PricewaterhouseCoopers LLP audited our financial statements for the years ended December 31, 2015, 2014, 2013, 2012 and 2011. Other than as required in connection with such audits, during the years ended December 31, 2016 and 2015, and the subsequent interim period through May 25, 2017, neither our company nor anyone on its behalf consulted with PricewaterhouseCoopers LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PricewaterhouseCoopers LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Registered Public Accounting Firm

In May 2017, the audit committee of our board of directors selected PwC as our independent registered public accounting firm for the fiscal year ended December 31, 2017. Prior to selecting PwC, MHM was engaged as our independent registered public accounting firm and MHM audited our consolidated financial statements for the fiscal year ended December 31, 2016.

The following table presents the fees for professional services rendered by PwC for the audit of our consolidated financial statements for the fiscal year ended December 31, 2017 and by MHM for the audit of our consolidated financial statements for the fiscal year ended December 31, 2016. During those periods, no other category of services was provided to us by MHM or PwC.

	2017	2016
Audit Fees (1)	$1,035,092	$220,000
Audit-Related Fees	––	––
Tax Fees	34,214	––
All Other Fees	––	––

Total	$1,069,306	$220,000

1)	“Audit Fees” were principally for audit work performed on our consolidated financial statements and internal control over financial reporting, but also include fees for professional services provided in connection with the review of financial statements included in our quarterly reports and our registration statements filed with the SEC, and related services normally provided in connection with statutory and regulatory filings and engagements, such as providing comfort and consent letters.

MHM has advised us that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit our consolidated financial statements and internal control over financial reporting for the year ended December 31, 2016 were attributed to work performed by persons other than MHM’s full-time, permanent employees.

Pre-Approval Policies and Procedures

Pursuant to its charter, the audit committee must approve, in advance, all audit, review and attest services and all permissible non-audit services (including any permissible tax or internal control-related services) to be provided by our independent registered public accounting firm. The audit committee may pre-approve services as part of its approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. The audit committee considers whether the provision of any non-audit service is compatible with maintaining the independence of our auditors. The audit committee’s charter provides that it may adopt policies and procedures for the pre-approval of permissible services, which may include delegation of authority to a designated member or members of the audit committee to approve permissible services so long as any such approvals are disclosed to the full audit committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of seven directors to serve for one-year terms until the 2019 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Our board of directors has nominated Robert Neville, Nevan Elam, Richard J. Hawkins, Joseph S. McCracken, Matthew Pauls, Yuri Pikover and David A. Ramsay for election to our board of directors at the Annual Meeting. The director nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the proxies being solicited by this proxy statement will be voted for the election of any substitute nominee who shall be designated by our board of directors to fill the vacancy. The proxies being solicited by this proxy statement will be voted for no more than seven nominees at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, each director nominee who receives an affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting will be elected. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors unanimously recommends a vote “FOR” the election of Robert Neville, Nevan Elam, Richard J. Hawkins, Joseph S. McCracken, Matthew Pauls, Yuri Pikover and David A. Ramsay as directors.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 200,000,000

At the Annual Meeting, we are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to reduce the number of authorized shares of common stock from 500,000,000 to 200,000,000. Our Certificate of Incorporation currently authorizes the issuance of 501,000,000 shares of capital stock, of which 1,000,000 are designated as preferred stock and 500,000,000 are designated as common stock. Our board of directors has unanimously approved an amendment to our Certificate of Incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 200,000,000, subject to stockholder approval. Our board of directors has declared the proposed amendment advisable and in the best interests of our company and our stockholders and is submitting it for stockholder approval at the Annual Meeting.

If our stockholders approve this proposal, our board of directors currently intends to file an amendment to our Certificate of Incorporation substantially in the form of Appendix A to this Proxy Statement with the Secretary of State of the State of Delaware to reduce the number of authorized shares of our common stock as soon as practicable following stockholder approval.

Current Capitalization

On April 5, 2018, our capitalization was as follows:

•	30,604,366 shares of our common stock were issued and outstanding;

•	1,982,063 shares of our common stock were subject to outstanding equity awards;

•	15,868 shares of our common stock were reserved for future issuance pursuant to our 2015 Omnibus Incentive Plan; and

•	2,066,645 shares were subject to outstanding warrants.

Based on the above information, 465,331,058 shares of our currently authorized common stock remain unissued and unreserved and available for future issuance as of April 5, 2018.

Background and Purpose of the Amendment

On April 27, 2017, in connection with and immediately prior to the effective time of the Merger, we effected a reverse stock split at a ratio of one new share for every 70 shares of common stock outstanding (the “Reverse Split”). The Reverse Split did not have any effect on the number of shares of authorized common stock. Although the Merger also resulted in the issuance of shares of common stock, the Reverse Split resulted in a much greater decrease in the number of our outstanding shares than were issued in connection with the Merger. Consequently, there is now a significant number of authorized but unissued shares of our common stock compared to the number of shares of our common stock outstanding.

Our Board of Directors believes that the 500,000,000 shares of common stock currently authorized by our Certificate of Incorporation exceeds the amount required for our reasonably foreseeable future needs, including capital-raising transactions, issuance of equity-based compensation and any strategic transactions that may arise in the future involving our issuance of stock-based consideration. Additionally, reducing the number of authorized shares will reduce our annual franchise tax in Delaware because the amount of a Delaware corporation’s franchise tax is based upon the number of its authorized shares of capital stock. In 2017, our total annual franchise tax in Delaware was approximately $200,000. If we had only 200,000,000 shares of common stock authorized for issuance in 2017, our annual franchise tax would have been approximately $109,000. For those reasons, our board of directors has approved and is recommending that our stockholders approve a reduction in the number of shares of our authorized common stock from 500,000,000 to 200,000,000 shares.

Effects of the Proposed Amendment

The proposed amendment would decrease the total number of authorized shares of our common stock by 300,000,000 shares. The par value of our common stock and the current rights and privileges of our common stock would not be affected. Additionally, the proposed amendment would not limit our ability to issue the remaining authorized but unissued common shares for corporate purposes. The proposed amendment would also not limit our ability to use the remaining authorized shares of common stock and the authorized shares of preferred stock to discourage efforts to take over control of our company or to make such efforts more difficult.

Our board of directors is aware that although it believes 200,000,000 is sufficient for our currently expected future needs, it is possible that we could require additional authorized shares sooner than expected. In that event, we would be required to seek the approval of our stockholders to amend our Certificate of Incorporation to authorized additional shares of common stock, which would entail the time and expense associated with a proxy solicitation process and a meeting of our stockholders, and may ultimately be unsuccessful. However, our board of directors believes that it is in our best interests to decrease the authorized number of shares of our common stock to reduce our Delaware tax liability while at the same time maintaining an adequate reserve of shares for expected future issuances. If the stockholders approve the amendment, based on our issued and outstanding shares as of April 5, 2018, we will still have 165,331,058 shares of common stock available for issuance in the future, which the board believes is adequate for our current and reasonably foreseeable future needs.

Appraisal Rights

Under applicable Delaware law, no stockholder will be entitled to exercise appraisal rights or dissenter’s rights in connection with this proposal.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of the holders of a majority of our outstanding shares of common stock as of the Record Date. Abstentions will have the same effect as votes against the proposal. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules, and therefore we do not expect broker non-votes with respect to this proposal. If this proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Our board of directors unanimously recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 500,000,000 to 200,000,000.

PROPOSAL 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF OUR 2015 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, we are asking our stockholders to approve the amendment and restatement of our 2015 Omnibus Incentive Plan (the “2015 Plan”) to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan. The 2015 Plan provides for the grant of incentive and non-statutory stock options, as well as share appreciation rights, restricted shares, restricted share units, performance units, shares and other share-based awards. It was originally adopted by our board of directors on April 17, 2015 and approved by our stockholders on June 11, 2015. Our board of directors unanimously approved the amendment and restatement of our 2015 Plan on March 7, 2018, subject to stockholder approval. If stockholders approve the amended and restated 2015 Plan, the amendments would be effective as of the date of the Annual Meeting.

As of April 1, 2018, there were only approximately 13,000 shares remaining available for future issuance under the 2015 Plan.

Reasons for Voting for this Proposal

Overview

We are requesting approval of the amendment and restatement of the 2015 Plan primarily because the number of shares that currently remain available for future awards under the 2015 Plan is not adequate for the plan to continue to serve its purposes of enabling us to attract and retain the services of employees and non-employee directors and to motivate participants to achieve long-term objectives that we believe will benefit our stockholders. Our board of directors believes that the effective use of stock-based long-term incentive compensation is essential for our company to maintain a balanced and competitive compensation program and important to our ability to achieve long-term business objectives. We typically grant equity awards to our employees upon the commencement of their employment and make additional grants as part of their ongoing compensation packages. Because vesting occurs over multiple years and only if the employee continues to be employed with us at the time of vesting and because a stock option becomes valuable only if our stock price is greater at the time an option is exercised than it was at the time the option was granted, we believe these awards help to align the interests of participants with those of our stockholders, reward long-term value-creation, and increase retention.

Requested Increase is Required to Meet our Forecasted Needs

As discussed above, in connection with and immediately prior to the effective time of the Merger, we effected the Reverse Split of one new share for every 70 shares of our common stock outstanding. The Reverse Split was applied to the shares reserved for future issuance under the 2015 Plan, thereby greatly reducing the number of shares available for issuance. As of April 5, 2018, there were only approximately 13,000 shares remaining available for future issuance under the 2015 Plan.

Our board of directors currently expects that the 3,000,000 share increase under the 2015 Plan, if approved by the stockholders at the Annual Meeting, will be sufficient to meet our anticipated equity compensation needs for at least the next three years. In determining the number of additional shares to request for the 2015 Plan, our board of directors reviewed the total number of shares of our common stock outstanding, the total number of shares subject to outstanding options and other awards, the number of shares that remain available under the 2015 Plan and management’s expectations regarding future equity compensation needs.

If our stockholders do not approve this proposal, we would be unable to use equity compensation to make our compensation packages competitive and to motivate our employees and we would likely be required to increase cash compensation to attract, retain and motivate our employees.

Key Features Designed to Protect Stockholders’ Interests

The 2015 Plan includes provisions that are considered best practices for compensation and corporate governance purposes and designed to protect our stockholders’ interests. The 2015 Plan, as amended and restated, features:

•	No Discounted Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price no less than the fair market value on the date the award is granted and a term no longer than ten years except in the event of death or disability.

•	Stockholder Approval Required for Additional Shares. The 2015 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the plan.

•	Limits on Awards. The 2015 Plan limits the size of equity-based awards that may be granted to any participant during any one year.

•	No Dividends on Unvested Restricted Stock. A participant has no right to receive dividends on restricted stock until the restrictions on shares of restricted stock lapse.

•	No Repricing. Stockholder approval is required for any repricing of outstanding option awards.

•	No Tax Gross-ups. The 2015 Plan does not provide for any tax gross-ups.

•	No Recycling of Shares Tendered or Withheld to Satisfy Tax Obligations. The 2015 Plan prohibits shares tendered by participants or withheld by us to satisfy tax withholding obligations from being added to the number of shares available for awards under the 2015 Plan.

Summary of the 2015 Plan

The essential features of the 2015 Plan, as amended and restated, are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the amended and restated 2015 Plan, which is attached as Appendix B. Capitalized terms used herein and not defined shall have the meanings set forth in the 2015 Plan.

Purpose of the Plan. The purpose of the 2015 Plan is to assist us, through the incentives inherent in the awards under the plan, in attracting and retaining selected individuals to serve as our employees, directors, consultants or advisors and contribute to our success and achievement of long-term objectives that will benefit our stockholders.

Shares Available. Upon approval of the amended and restated 2015 Plan, and subject to adjustment for certain corporate events, including mergers and stock splits (see “Adjustments upon Changes in Capitalization” below), the maximum number of shares of our common stock authorized for issuance under the 2015 Plan, is 3,441,267 shares of our common stock. Any shares of our common stock that are subject to stock options or stock appreciation rights granted under the 2015 Plan shall be counted against this limit as one (1) share of our common stock for every one (1) share of our common stock granted, any shares of our common stock that are subject to awards other than stock options or stock appreciation rights shall be counted against this limit as 1.34 shares of our common stock for every one (1) share of our common stock granted.

Shares of our common stock issued under awards granted under the 2015 Plan in assumption of or in substitution or exchange for awards previously granted by a company acquired by us or a subsidiary or parent of ours, or with which we or a subsidiary or parent combine (“Substitute Awards”), will not reduce the shares available for grant under the 2015 Plan. In addition, if a company acquired by us or a subsidiary or parent of ours, or with which we or a subsidiary or parent combine, has shares remaining available under a plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the available shares (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula applied to determine the consideration payable to stockholders in the acquisition or combination) may be used for awards under the 2015 Plan and will not reduce the shares available for grant; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

Shares issued under the 2015 Plan may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

The maximum number of shares of our common stock that may be issued under the 2015 Plan pursuant to the exercise of options intended to qualify as “incentive stock options” as defined in Section 422 of the Code is the same as the maximum number of shares authorized for issuance under the 2015 Plan.

Eligibility; Awards to Certain Individuals and Groups. Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2015 Plan. Options may be either incentive stock options (as defined in Section 422 of the Code) or nonstatutory stock options. Awards may be granted under the 2015 Plan to any employee, non-employee member of our board of directors, consultant or advisor who is a natural person and provides services to us or a subsidiary or parent of ours, except for incentive stock options, which may be granted only to employees.

As of April 1, 2018, approximately 24 employees of Savara Inc. or its subsidiaries, which includes three executive officers, and six non-employee directors, were eligible to participate in the 2015 Plan. Our board of directors will select the individuals to whom awards under the 2015 Plan may be granted and will determine the type or types of awards to be granted, the time or times at which such awards will be granted, the number of shares subject to each such award (or the dollar value of certain performance awards) and other terms and conditions relating to the awards, except to the extent it delegates its authority to its compensation committee or any other committee or subcommittee formed by the board of directors or by the compensation committee with the approval of the board of directors. As of the date of this Proxy Statement we have not determined future awards or who might receive them. Consequently, it is not possible to determine the benefits or amounts that will be received by or allocated to any particular individual or group of individuals in the future under the 2015 Plan.

Limits on Awards to Participants. Subject to adjustment as provided in the plan, no participant may, in any 12-month period (i) be granted options or SARs with respect to more than 4,000,000 shares of our common stock, (ii) earn more than 4,000,000 shares of our common stock under restricted stock awards, restricted stock unit awards, performance awards and/or other share-based awards, or (iii) earn more than $2,000,000 under an award; provided, however, that each of these limitations shall be multiplied by two (2) with respect to awards granted to a participant during the first calendar year in which the participant commences employment with us or any of our subsidiaries. If an award is cancelled, the cancelled award will continue to count against the applicable limitations.

The 2015 Plan also imposes a limit on awards to non-employee directors. The aggregate grant date fair value (calculated as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee member of our board of directors during any 12-month period shall not exceed $1,000,000.

Administration. The 2015 Plan will be administered by our board of directors, except to the extent the board of directors delegates its authority to its compensation committee or any other committee or subcommittee formed by the board of directors or by the compensation committee with the approval of the board of directors. Notwithstanding the foregoing, to the extent required by the rules of principal U.S. national securities exchange on which our common stock is traded (the “Principal Exchange”), or to the extent required by applicable law, any award under the 2015 Plan to our chief executive officer or any other officer (as defined in Rule 16(a)-1(f) of the Exchange Act) shall be determined and granted solely by directors who qualify as “independent directors” under the rules of that securities exchange or applicable law. Our board of directors has authorized the compensation committee to determine and grant awards under the 2015 Plan to non-officer participants. Our board of directors or the compensation committee, pursuant to authority delegated to it by the board, has the authority to select the participants who will receive awards under the 2015 Plan, determine the types and terms and conditions of awards, and to interpret and administer the 2015 Plan. The board of directors may (i) delegate to a committee of one or more directors the right to grant, cancel, suspend or amend awards and otherwise take action on its behalf under the 2015 Plan (to the extent not inconsistent with applicable law, and the rules of the Principal Exchange), and (ii) to the extent permitted by law, delegate to an one or more officers (as that term is defined in Rule 16(a)-1(f) of the Exchange Act) or a committee of such officers the right to grant awards to employees who are not directors or such officers and the authority to take action on behalf of the board of directors, or the compensation committee (if applicable), pursuant to the 2015 Plan to cancel or suspend awards under the 2015 Plan to employees who are not directors or such officers of our company.

Stock Options. The board of directors, or the compensation committee (as applicable), may grant either nonstatutory stock options or incentive stock options (as defined in Section 422 of the Code). A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the board of directors, or the compensation committee (as applicable). The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, except in the case of Substitute Awards. Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported), except for Substitute Awards.

The 2015 Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of our common stock previously acquired by the participant, through same-day sales through a broker, any other form of consideration approved by our board of directors, or the compensation committee (as applicable), and permitted by applicable law (including withholding of shares of common stock that would otherwise be issued on exercise, including the specified net exercise procedure), or any combination thereof. In no event may any option be exercised for a fraction of a share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of issuance of shares upon exercise. Options granted under the 2015 Plan expire no later than 10 years from the date of grant, except in the event of the participant’s death or disability or if the exercise of an option, other than an incentive stock option, is prohibited by applicable law or the holder cannot purchase or sell shares of our common stock due to a “black-out period” under our insider trading policy, in which case the term of the option shall be automatically extended for a 30-day period from the end of the prohibition or black-out period.

The written agreement governing an option award may provide for the automatic exercise on the last day of the term of an “in the money” option through payment of the purchase price and required withholding taxes by withholding of shares otherwise issuable in connection with the exercise of the option.

Stock Appreciation Rights. The board of directors, or the compensation committee (as applicable), is authorized to grant SARs in conjunction with a stock option or other award granted under the 2015 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted, except in the case of Substitute Awards. The term of an SAR may be no more than 10 years from the date of grant, except in the event of the participant’s death or disability or if the exercise of the SAR is prohibited by applicable law or the holder cannot purchase or sell shares of our common stock due to a “black-out period” under our insider trading policy, in which case the term of the option shall be automatically extended for a 30-day period from the end of the prohibition or black-out period. SARs are subject to terms and conditions set by the board of directors, or the compensation committee (as applicable).

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination thereof, as the board of directors, or the compensation committee (as applicable), may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise. In no event may any SAR be exercised for a fraction of a share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of issuance of shares upon exercise.

The written agreement governing a SAR may provide for the automatic exercise on the last day of the term of an “in the money” SAR through payment of the required withholding taxes by withholding of shares otherwise issuable in connection with the exercise of the SAR.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2015 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The board of directors, or the compensation committee (as applicable), determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares (subject to the requirements for dividends on restricted stock awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below). Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividends on restricted stock awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2015 Plan, and are also available as a form of payment of performance awards granted under the 2015 Plan and other earned cash-based incentive compensation. The board of directors, or the compensation committee (as applicable), determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock unit awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards. The 2015 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the 2015 Plan. Other Share-Based Awards may be paid in cash, shares of our common stock or other property, or a combination thereof, as determined by the board of directors, or the compensation committee (as applicable). The board of directors, or the compensation committee (as applicable), determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the board of directors, or the compensation committee (as applicable). Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the board of directors, or the compensation committee (as applicable), has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the board of directors, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The board of directors may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing. The 2015 Plan prohibits option and SAR repricings (other than to reflect mergers, stock splits, spin-offs or other corporate events as described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained. For purposes of the 2015 Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the exchange or cancellation of an option or SAR for cash or another award under the 2015 Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of our common stock (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by the Company or a subsidiary or with which the Company or a subsidiary combines), or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

Nontransferability of Awards. No award under the 2015 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the board of directors, or the compensation committee (as applicable), may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the board of directors, or the compensation committee (as applicable).

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the 2015 Plan and awards will be made as the board of directors determines to be equitable or appropriate, including adjustments in the number and class of shares of stock available for awards under the 2015 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2015 Plan, and the limits on the number of awards that any person may receive.

Change in Control. Agreements evidencing awards under the 2015 Plan may provide that upon a Change in Control (as defined in the 2015 Plan), unless otherwise provided in the agreement evidencing an award), outstanding options and SARs shall be cancelled and terminated without payment if the fair market value of one share of our common stock as of the date of the change in control is less than the per share option exercise price or SAR grant price.

Except as otherwise provided in the agreement evidencing an award, in the event of a Change in Control in which the successor company assumes or substitutes for an option, SAR, restricted stock award, restricted stock unit award or other share-based award, if a participant’s employment with such successor company terminates within 24 months following such Change in Control, outstanding options and SARs will immediately vest, become fully exercisable and may thereafter be exercised for 24 months and restrictions, limitations and other conditions applicable to restricted stock, restricted stock units and other share-based compensation shall lapse and they shall become free of all restrictions and limitations and become fully vested. Except as otherwise provided in the agreement evidencing an award, to the extent the successor company does not assume or substitute for outstanding awards, then upon such Change in Control those outstanding options and SARs shall immediately vest and become fully exercisable and restrictions and other limitations on restricted stock, restricted stock units and other share-based awards shall lapse and they shall become fully vested.

Except as otherwise provided in the agreement evidencing an award, in the event of a Change in Control in which the successor company does not assume or substitute for an option, SAR, restricted stock award, restricted stock unit award, other share-based award, or performance award, (i) options and SARs outstanding as of the date of the Change in Control hat are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and other limitations placed on restricted stock and restricted stock units that are not assumed or substituted for shall become free of all restrictions and limitations and become fully vested, (iii) the restrictions, other limitations and other conditions applicable to any other share-based award or any other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, (iv) all performance awards not assumed or substituted for shall be considered earned and payable in full, and any deferral or other restriction shall lapse and the performance award shall be settled or distributed immediately, and (v) all awards not assumed or substituted for shall terminate immediately after the Change in Control.

The board of directors, in its discretion, may determine that, upon a Change in Control, each outstanding option and SAR shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share subject to such option or SAR, an amount equal to the excess of fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the board of directors, in its discretion, shall determine.

Generally, under the 2015 Plan, a Change in Control occurs upon (i) the consummation of a merger or consolidation of our company with or into another entity, (ii) the consummation of the sale, transfer or other disposition of all or substantially all of our assets, (iii) certain changes in the majority of our board of directors within a period of 36 consecutive months, (iv) the acquisition, pursuant to a tender or exchange offer made directly to our stockholders that our board of directors does not recommend, of more than 50% of the total combined voting power in our outstanding securities, or (v) approval by our stockholders of a plan of complete liquidation or dissolution.

Termination of Employment. The board of directors, or the compensation committee (as applicable), will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Recoupment of Compensation; Forfeiture Events. If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse us for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of our securities during such 12-month period. In addition, to the extent claw-back or similar provisions applicable to awards are required by applicable law, listing standards and/or policies we adopt, awards granted under the 2015 Plan shall be subject to such provisions.

Amendment and Termination. The 2015 Plan may be amended or terminated by our board of directors except that stockholder approval is required for any amendment to the 2015 Plan that:

•	would increase the number of shares of common stock available for awards under the 2015 Plan,

•	expand the types of awards available under the 2015 Plan,

•	materially expand the class of persons eligible to participate in the 2015 Plan,

•	permit the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant,

•	increase the maximum permissible term of any option or SAR granted under the 2015 Plan,

•	amend the provisions prohibiting the repricing of options and SARs (as described above under “No Repricing”),

•	increase the limits as to any participant on the number of shares subject to awards or the dollar value payable with respect to performance awards, or

•	take any action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

In addition, no amendment or termination may materially impair a participant’s rights under an award previously granted without the written consent of the participant.

The 2015 Plan will expire on and no further awards may be granted after the 10th anniversary of its effective date, which is June 11, 2025. Awards granted under the 2015 Plan on or prior to its expiration date shall remain in effect until they have been exercised or terminated or have expired.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations (as of the date this proxy statement is first delivered to our stockholders) of awards under the 2015 Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a nonstatutory stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after exercise of the option by the participant, the participant does not realize ordinary income for tax purposes as a result of exercising the incentive stock option. Instead, the sale of the shares will be a capital transaction. In this case, the tax basis of the shares received for capital gain treatment is the option exercise price and any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant has held the shares for more than one year. Utilization of losses is subject to special rules and limitations.

Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of common stock are not issued on grant) but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will generally be equal to the fair market value of the shares on the date they are issued.

Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. Generally, we will be entitled to a tax deduction equal to the amount recognized as ordinary income (including on the exercise of a stock option or SAR or on delivery pursuant to a restricted stock unit). We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan equal to the amount recognized as ordinary income (including on the exercise of a stock option or SAR or on the delivery pursuant to a restricted stock unit). However, we will generally not be entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees (other than awards pursuant to contracts entered into prior to the repeal of the exemption for qualified performance-based compensation under Section 162(m) of the Code that may remain eligible for such exemption). For the avoidance of doubt, we will not be entitled to any tax deduction with respect to an ISO, if the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A SERVICE PROVIDER MAY RESIDE.

Number of Awards Granted to Employees, Consultants and Directors

The amount, timing and value of awards that any participant receives under the 2015 Plan is in the discretion of the administrator and cannot be determined in advance. Awards granted under the 2015 Plan will be determined by our board of directors. As mentioned above, the benefits that will be awarded or paid under the 2015 Plan are not currently determinable.

The following table sets forth the aggregate number of options and RSUs granted under the 2015 Plan during the year ended December 31, 2017 to each of our NEOs; executive officers as a group; directors who are not executive officers as a group; and all employees who are not executive officers as a group:

Name of Individual or Group	Number of Options	Number of RSUs	Aggregate Dollar Value(1)
Robert Neville, Chief Executive Officer	—	—	—
Taneli Jouhikainen, Chief Operating Officer and President	—	—	—
David Lowrance, Chief Financial Officer	—	—	—
Brian M. Culley, Former Chief Executive Officer	—	33,831	$350,493
Brandi L. Roberts, Former Chief Financial Officer & Senior Vice President	—	12,713	$131,709
Edwin L. Parsley, Former Chief Medical Officer & Senior Vice President	—	12,779	$132,397
Shana Hood, Former General Counsel, Vice President & Secretary	—	6,479	$67,126
All executive officers as a group	—	65,802	$681,725
All directors who are not executive officers, as a group	22,500	3,355	$228,412
All employees who are not executive officers, as a group	353,114	90,000	$3,838,710

(1)	Amounts in this column do not reflect compensation actually received by the participants. The amounts in this column represent the aggregate grant date fair value of awards granted in 2017, calculated in accordance with the provisions of FASB ASC Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded.

Our board of directors unanimously recommends a vote “FOR” the proposal to approve the amendment and restatement of our 2015 Omnibus Incentive Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan.

PROPOSAL 4 — RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholder ratification of the appointment of PwC is not required by our bylaws or otherwise. Our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of PwC, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

A representative of PwC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if that representative so desires, and will be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as negative votes. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules, and therefore we do not expect broker non-votes with respect to this proposal.

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor our management knows of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting accompanying this proxy statement and described in this proxy statement. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, however, the holders of proxies solicited by this proxy statement will vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2019 annual meeting of stockholders is December 24, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. These proposals must be delivered to our principal executive offices and comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our proxy materials. Stockholders who wish to nominate persons for election to our board of directors or make a proposal at the 2019 annual meeting of stockholders without including the proposal in our proxy materials relating to that meeting must notify us in writing delivered to our principal executive offices no earlier than February 4, 2019 and no later than March 6, 2019. Stockholders are advised to review our bylaws, which contain additional advance notice requirements. A copy of our bylaws is available to stockholders upon written request to our corporate secretary.

By Order of the Board of Directors,

/s/ Rob Neville

Rob Neville
Chief Executive Officer

Austin, Texas

April 23, 2018

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure the presence of a quorum and that your shares are represented at the Annual Meeting, as well as to save us additional proxy solicitation costs, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions as to how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you’ve requested and received printed proxy materials, please refer to the instructions in the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Appendix A

SAVARA INC.

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Savara Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name of the Corporation is Savara Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 1995 under the name Victoria Enterprises. The Corporation’s current Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware under the name Mast Therapeutics, Inc. on April 27, 2017.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends Section (A) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred One Million shares (201,000,000), each with a par value of $0.001 per share. Two Hundred Million (200,000,000) shares shall be Common Stock, and One Million (1,000,000) shares shall be Preferred Stock.”

4. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the      day of                     , 2018.

SAVARA INC.

Name: Rob Neville
Title: Chief Executive Officer

A-1

Appendix B

SAVARA INC.

2015 OMNIBUS INCENTIVE PLAN

(as amended and restated by the Board on March 7, 2018, subject to stockholder approval)

Savara Inc., a Delaware corporation (f/k/a Mast Therapeutics, Inc., the “Company”), hereby establishes the amended and restated 2015 Omnibus Incentive Plan (the “Plan”), effective as of the Effective Date.

1. PURPOSE OF THIS PLAN

The purpose of this Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and achievement of long-term objectives that will benefit the stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1 “2014 Plan” shall mean the Company’s 2014 Omnibus Incentive Plan, which amended, restated and renamed the Company’s 2013 Omnibus Incentive Plan as of June 19, 2014, the date on which it was approved by the stockholders of the Company.

2.2 “Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1933, as amended. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.3 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

2.4 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.5 “Board” shall mean the board of directors of the Company.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” shall mean the Compensation Committee of the Board or any other committee or subcommittee formed by the Board or by the Compensation Committee with the approval of the Board to act as the Committee. The Committee may consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. Anything to the contrary in this Plan notwithstanding, the Committee shall only have such authority as delegated to it by the Board. The Board reserves all authority to administer this Plan.

2.8 “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9 “Director” shall mean a non-employee member of the Board.

2.10 “Dividend Equivalents” shall have the meaning set forth in Section 11.5.

2.11 “Effective Date” shall have the meaning set forth in Section 12.13.

2.12 “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there was no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not then listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Board to be the fair market value of the Shares as determined by the Board in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Board, subject to the requirements of Section 409A of the Code.

2.15 “Incentive Stock Option” shall mean an Option that when granted is intended to be, and qualifies as, an incentive stock option for purposes of Section 422 of the Code.

2.16 “Net Exercise” shall mean the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

2.17 “Option” shall mean any right granted to a Participant under this Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

2.18 “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.19 “Participant” shall mean an Employee, Consultant or Director who is selected by the Board to receive an Award under this Plan.

2.20 “Payee” shall have the meaning set forth in Section 12.2.

2.21 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.22 “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Board shall establish.

2.23 “Performance Period” shall mean the period established by the Board during which any performance goals specified by the Board with respect to such Award are to be measured.

2.24 “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Board shall establish.

2.25 “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Board shall establish.

2.26 “Permitted Assignee” shall have the meaning set forth in Section 11.3.

2.27 “Prior Plans” shall mean, collectively, (i) the Company’s 2005 Equity Incentive Plan, which was approved by the stockholders of the Company on May 24, 2005, (ii) the Company’s 2008 Omnibus Incentive Plan, which was approved by the stockholders of the Company on May 28, 2008, (iii) the Company’s Amended and Restated 2008 Omnibus Incentive Plan, which amended, restated and renamed the 2008 Omnibus Incentive Plan as of June 15, 2011, the date it was approved by the stockholders of the Company, (iv) the Company’s 2013 Omnibus Incentive Plan, which amended, restated and renamed the Company’s Amended and Restated 2008 Omnibus Incentive Plan as of June 19, 2013, the date on which it was approved by the stockholders of the Company, (v) the Company’s 2014 Omnibus Incentive Plan, which amended, restated and renamed the Company’s 2013 Omnibus Incentive Plan as of June 19, 2014, the date on which it was approved by the stockholders of the Company, and (vi) the 2014 Plan. Awards granted under the Prior Plans continue to be governed under the terms of the Prior Plans and no Awards may be granted under any of the Prior Plans.

2.28 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Board, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

2.29 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Board shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Board, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate,

2.31 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.32 “Services” shall mean services provided to the Company or any Affiliate or any successor company (or a subsidiary or parent thereof), whether as an Employee, Consultant or Director, unless, in connection with the conversion, if any, of a Participant from one classification (i.e., Employee, Consultant or Director) to another, the Board, in its sole and absolute discretion, determines that any on-going services to the Company or any Affiliate or any successor company (or a subsidiary or parent thereof) shall not constitute “Services.”

2.33 “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.34 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.35 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

3. SHARES SUBJECT TO THIS PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 11.2, a total of 3,441,267 Shares shall be authorized for Awards granted under this Plan. Any Shares that are subject to Options or Stock Appreciation Rights granted under this Plan shall be counted against this limit as one (1) Share for every one (1) Share granted, any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.34 Shares for every one (1) Share granted.

(b) Subject at all times to Section 11.2, if any Shares subject to an Award are forfeited or an Award expires or is settled for cash (in whole or in part) or any Shares subject to an award under any of the Prior Plans are forfeited or an award under any Prior Plan expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award granted under any of the Prior Plans, (iii) Shares subject to a Stock Appreciation Right or a stock appreciation right under any Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under any of the Prior Plans.

(c) Shares issued under Substitute Awards shall not reduce the Shares authorized for grant under this Plan or authorized for grant to a Participant under Section 10.5 nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Share that again becomes available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Share was subject to an Option or a Stock Appreciation Right granted under this Plan or an option or a stock appreciation right granted under any of the Prior Plans, and (ii) 1.34 Shares if such Share was subject to an Award other than an Option or a Stock Appreciation Right granted under this Plan or an award other than an option or a stock appreciation right granted under any of the Prior Plans.

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee, Consultant or Director shall be eligible to be selected as a Participant.

4.2 Administration. (a) This Plan shall be administered by the Board, except to the extent the Board delegates its authority to the Committee. The Board shall have full power and authority, subject to the provisions of this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of this Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer this Plan and any instrument or agreement entered into under or in connection with this Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent that the Board shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Board deems necessary or desirable for administration of this Plan. Notwithstanding the foregoing, to the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded or otherwise required by applicable law, any Award granted to the Company’s chief executive officer or any other officer (as that term is defined in Rule 16(a)-1(f) of the Exchange Act) shall be determined and granted solely by Directors who qualify as “independent directors” under the rules of that exchange or applicable law.

(b) Decisions of the Board shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate.

(c) To the extent not inconsistent with applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Board may delegate to (i) a committee of one or more directors of the Company any of the authority of the Board under this Plan, including the right to grant, cancel, suspend or amend Awards and (ii) to the extent permitted by law, to one or more “officers” (as that term is defined in Rule 16(a)-1(f) of the Exchange Act) of the Company, or a committee of such officers, the right to grant Awards to Employees who are not Directors or such officers and the authority to take action on behalf of the Board (or Committee (if applicable)) pursuant to this Plan to cancel or suspend Awards to Employees who are not Directors or such officers of the Company. In the event the Board delegates any of its authority, references to the Board in this Plan shall be understood to refer to the Committee. In addition, any reference to the “Committee” in this Plan or any Award Agreement shall mean the Board to the extent the Board has retained authority over the applicable Plan or Award Agreement provisions.

4.3 Annual Limit on Awards to Directors. Notwithstanding any other provision of this Plan to the contrary, the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any 12-month period shall not exceed $1,000,000.

5. OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board shall deem desirable.

5.2 Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Board shall determine which are not inconsistent with the provisions of this Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to this Plan shall impose no obligation on the recipient to exercise such

Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to this Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Board shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4 Option Term. The term of each Option shall be fixed by the Board in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option that was granted under this Plan, (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company insider trading policy, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition or black-out period, as applicable.

5.5 Exercise of Options. (a) Options granted under this Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of this Plan as the Board may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Board, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Board, by withholding Shares otherwise issuable in connection with the exercise of the Option, including a Net Exercise procedure, (v) through same-day sales through a broker, unless the Board provides otherwise in an Award Agreement, (vi) through any other method specified in an Award Agreement, or (vii) through any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Board may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of this Plan, as the Board may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

(d) No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of such Employee’s death or disability, (ii) upon a corporate transaction in which such Option is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon such Employee’s retirement (as such term may be defined in the Award Agreement governing the Option or, if not so defined therein, as such term may be defined in the Company’s then current employment policies or guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.6 Form of Settlement. In its sole discretion, the Board may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7 Incentive Stock Options. The Board may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under this Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under this Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6. STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. The Board may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under this Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under this Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Board may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Board, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Board shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Board shall determine in its discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Board may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right granted under this Plan (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or

(y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company insider trading policy, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition or black-out period, as applicable.

(e) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Board shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

(f) The Board may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Board shall determine in its sole discretion.

(g) In no event may any Stock Appreciation Right granted under this Plan be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(h) Notwithstanding the foregoing, An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(i) No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of such Employee’s death or disability, (ii) upon a corporate transaction in which such Stock Appreciation Right is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon such Employee’s retirement (as such term may be defined in the Award Agreement governing the Stock Appreciation Right or, if not so defined therein, as such term may be defined in the Company’s then current employment policies or guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under this Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions imposed by the Board covering a period of time specified by the Board. The Board has absolute discretion to determine whether any consideration (other than Services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4 Issuance of Shares. Any Restricted Stock granted under this Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or its designee. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1 Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under this Plan and other earned cash-based compensation. Other Share-Based Awards may be subject to vesting restrictions imposed by the Board covering a period of time specified by the Board. The Board has absolute discretion to determine whether any consideration (other than Services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Other Share-Based Awards.

8.2 Award Agreements. The terms of Other Share-Based Awards granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents and any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3 Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Board. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Board, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Board in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Board.

9.2 Award Agreements. The terms of any Performance Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan. If a Performance Award will have Dividend Equivalents, provision for such shall be contained in the applicable Award Agreement, subject to Section 11.5 below. The terms of Performance Awards need not be the same with respect to each Participant.

9.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Board prior to the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Board.

9.4 Payment. Except as provided in Article 10 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Board. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Board, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CHANGE IN CONTROL PROVISIONS

10.1 Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control (as defined in Section 10.3), Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price.

10.2 Assumption or Substitution of Certain Awards. (a)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company (or a subsidiary or parent thereof) assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary or parent thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award (or its substitute) confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company (or a subsidiary or parent thereof), the Board may, with the consent of the successor company (or a subsidiary or parent thereof), provide that the consideration to be received upon the exercise or vesting of an

Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company (or a subsidiary or parent thereof) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Board in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, or Performance Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and other limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards not assumed or substituted for shall be considered earned and payable in full, and any deferral or other restriction shall lapse and such Performance Award shall be settled or distributed immediately, and (v) all Awards not assumed or substituted for shall terminate immediately after the Change in Control.

(c) The Board, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Board, in its discretion, shall determine.

10.3 Change in Control. For purposes of this Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events after the date of approval of this Plan by the Board:

(a) Over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to satisfy the criteria described in the preceding clause (ii);

(b) Any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company (each, for purposes of this Section 11.3(b), an “affiliate”), (ii) an employee benefit plan of the Company or an affiliate, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c) The consummation of a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Company Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination;

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

11. GENERALLY APPLICABLE PROVISIONS

11.1 Amendment and Termination of this Plan. The Board may, from time to time, alter, amend, suspend or terminate this Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend this Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend this Plan to (a) increase the number of Shares that may be the subject of Awards under this Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under this Plan, (c) materially expand the class of persons eligible to participate in this Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right, the exchange or cancellation of an Option or Stock Appreciation Right for another Award, or the exchange or cancellation of an Option or Stock Appreciation Right for cash. In addition, no amendments to, or termination of, this Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

11.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to this Plan and to Awards as the Board deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under this Plan, the Limitations, the maximum number of Shares that may be issued as Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under this Plan (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

11.3 Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Board, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of this Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

11.4 Termination of Employment. The Board shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Board, which determination will be final.

11.5 Deferral; Dividend Equivalents. The Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Board, in its sole discretion. The Board may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

12. MISCELLANEOUS

12.1 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Board and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Board and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Board may provide; in each case and if required by the Board, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Board may require. The Board may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Board consistent with the provisions of this Plan.

12.2 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to this Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to this Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Board shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

12.3 Right of Discharge Reserved; Claims to Awards. Nothing in this Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under this Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Board, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

12.4 Substitute Awards. Notwithstanding any other provision of this Plan, the terms of Substitute Awards may vary from the terms set forth in this Plan to the extent the Board deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Board. The Board may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

12.6 Stop Transfer Orders. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.7 Nature of Payments. All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under this Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Board or board of directors of the applicable Affiliate.

12.8 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.9 Severability. If any provision of this Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of this Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Plan, and if the making of any payment in full or the provision of any other benefit required under this Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Plan.

12.10 Construction. As used in this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.11 Unfunded Status of this Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Plan.

12.12 Governing Law. This Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California, without reference to principles of conflict of laws, and construed accordingly.

12.13 Effective Date of Plan; Termination of Plan. This Plan shall be effective on the date of the approval of this Plan by the holders of a sufficient number of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company (the “Effective Date”), and on such date this Plan shall amend and restate in its entirety the existing version of the 2015 Plan. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and, in such event, the 2015 Plan shall remain in effect as adopted on June 11, 2015. Awards may be granted under this Plan at any time and from time to time on or prior to June 11, 2025, on which date this Plan will expire except as to Awards then outstanding under this Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.14 Foreign Participants. Awards may be granted to Participants who are foreign nationals or employed or providing Services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed or providing Services in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

12.15 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Board. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.16 Captions. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

12.17 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission “SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

12.18 Forfeiture Events. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such 12-month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

12.19 Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 11.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 4,000,000 Shares and (ii) earn more than 4,000,000 Shares under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are denominated in cash is $2,000,000. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company or any Company subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

12.20 No Dividend Payments on Unvested Awards. No dividends or Dividend Equivalents may be paid to a Participant with respect to an Award unless and until the date the Participant vests in such Award. If provided in the Award Agreement, dividends or dividend equivalents relating to unvested Awards may accrue and be paid to Participants at the time of vesting of the underlying Award and shall be forfeited to the extent the underlying Award is forfeited. Nothing in this Section 12.19 shall require the payment or accrual of dividends on any Awards. Notwithstanding the foregoing, Awards may be adjusted for dividends to the extent permitted in Section 11.2.

SAVARA THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000378930_1 R1.0.1.17 SAVARA INC. ATTN: CORPORATE SECRETARY 6836 BEE CAVE RD BUILDING III, SUITE 200 AUSTIN, TX 78746 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. To elect seven directors to hold office until the next annual meeting of stockholders. Nominees For Against Abstain 1A Robert Neville 1B Nevan Elam 1C Richard J. Hawkins 1D Joseph S. McCracken 1E Matthew Pauls 1F Yuri Pikover 1G David A. Ramsay The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 500,000,000 to 200,000,000. 3. To approve the amendment and restatement of our 2015 Omnibus Incentive Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by 3,000,000, (ii) reflect recent changes to the federal tax code, and (iii) make certain other changes as set forth in the amended and restated plan. 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com SAVARA INC. This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 4, 2018 at 9:00 AM The stockholder(s) hereby appoint(s) Robert Neville and David Lowrance, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SAVARA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, local time on June 4, 2018, at the offices of Wilson Sonsini Goodrich & Rosati, P.C. located at 900 S. Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side 0000378930_2 R1.0.1.17